As filed with the Securities and Exchange Commission on September 18, 2018

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

          AMERICANN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

1550 Wewatta St.

Denver, CO 80202

(303) 862-9000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive officers)

Timothy Keogh

1550 Wewatta St.
Denver, CO 80202

(303) 862-9000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart, LLC

1624 Washington Street

Denver, Colorado 80203

303-839-0061

As soon as practicable after the effective date of this Registration Statement

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each		Proposed	Proposed
Class of		Maximum	Maximum
Securities	Securities	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered	Share (1)	Price	Fee

Common Stock (2)	3,876,650	$2.53	$9,807,925	$1,222

(1)	Offering price computed in accordance with Rule 457.
(2)	Shares of common stock offered by selling shareholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

AMERICANN, INC

Common Stock

By means of this prospectus, a number of our shareholders are offering to sell up to 3,876,650 shares of our common stock which they may acquire upon the exercise of warrants.

Although we will receive proceeds if any of the warrants are exercised, we will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering which are estimated to be $50,000.

Our common stock is traded on the over-the-counter market under the symbol ACAN. On September 14, 2018 the closing price for our common stock was $2.53.

As of the date of this prospectus there was no public market for our warrants, and we do not expect a market to develop in the future.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 5 of this Prospectus.

The date of this prospectus is September ___, 2018.

PROSPECTUS SUMMARY

AmeriCann offers a comprehensive, turnkey package of services that includes consulting, design, construction and financing to approved and licensed marijuana operators throughout the United States. Our business plan is based on the anticipated growth of the regulated marijuana market in the United States.

AmeriCann’s team includes board members, consultants, engineers and architects who specialize in real estate development, traditional horticulture, lean manufacturing, medical research, facility construction, regulatory compliance, security, marijuana cultivation and genetics, extraction processes, and infused product development.

The expanding cannabis industry requires extensive real estate to meet the growing needs of the market for cannabis products. AmeriCann assists our Preferred Partners with the identification, design, permitting, acquisition, development and operation of scalable infrastructure to cultivate and to dispense medical cannabis in regulated markets.

As of September 15, 2018 we had 22,106,764 outstanding shares of common stock. The number of our outstanding shares does not include shares issuable upon the conversion of notes or the exercise of outstanding options and warrants. See the section of this prospectus captioned “Market For Our Common Stock” for more information concerning these securities.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since we were incorporated, and the possible need us to sell shares of our common stock to raise capital. See “Risk Factors” section of this prospectus below for additional Risk Factors.

The Offering

Massachusetts Medical Properties

In connection with the sale of the property to Massachusetts Medical Properties, LLC and the lease described in the “Business” section of this prospectus, we entered into an agreement with MMP pursuant to which we issued to MMP 100,000 shares of our common stock, and warrants (Series IV) to purchase up to 3,640,000 shares of common stock at an exercise price of $1.00 per share. These warrants are exercisable after October 17, 2018 and at any time on or before October 17, 2020.

MMP is offering the shares of our common stock which are issuable upon the exercise of 1,340,000 Series IV warrants by means of this prospectus.

Construction Loan Warrants

On October 30, 2017 we borrowed $800,000 from three unrelated parties (the “Lenders”). The primary use of the loans proceeds was to prepare our Massachusetts Medical Cannabis Center (the “MMCC”) for the first phase of development. As further consideration for the loans, we issued warrants (Series CL) to the Lenders which allow the Lenders to purchase up to 660,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share any time on or before October 30, 2022.

            The shares of our common stock which are issuable upon the exercise of the Series CL warrants are being offered by means of this prospectus.

February 2018 Financing

On February 12, 2018, we sold convertible notes in the principal amount of $810,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company’s common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants (Series VIII) which entitle the note holders to purchase up to 540,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

            The shares of our common stock which are issuable upon the exercise of the Series VIII warrants are being offered by means of this prospectus.

July 2018 Financing

Between October 27, 2016 and November 7, 2016, we sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020.

To encourage holders to exercise their Series I Warrants, we agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021.

A total of 1,273,000 Series I Warrants were exercised (resulting in proceeds of $3,819,000) and we issued 1,273,000 shares of our common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants.

We paid GVC Capital LLC, the Solicitation Agent for the offering, $0.18 for each Series I Warrant exercised and issued Series X warrants to GVC for each 20 Series I Warrants which were exercised (63,650 warrants in total). The Series X warrants are exercisable at a price of $1.00 per share at any time on or before July 10, 2023.

GVC subsequently assigned its Series X warrants to persons affiliated with GVC and to West Park Capital, Inc.

The shares of our common stock which are issuable upon the exercise of the Series IX and Series X warrants are being offered by means of this prospectus.

Forward-Looking Statements

This prospectus contains or incorporates by reference "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business. These statements include, among others:

●	statements concerning the benefits that we expect will result from our business activities; and

●	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus. Further, the information contained in this prospectus, or incorporated herein by reference, is a statement of our present intention and is based on present facts and assumptions, and may change at any time.

RISK FACTORS

Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.

We have a limited operating history, and may never be profitable. Since we have only limited operations and have an unproven business plan, it is difficult for potential investors to evaluate our business. There can be no assurance that we will be profitable or that the securities which may be sold in this offering will have any value.

We need additional capital to implement our business plan.  We need approximately $2,000,000 to complete the first phase of the MMCC project. We will need additional capital to enable us to offer our full range of planned services to the cannabis industry.  However, we will not receive any proceeds from the sale of our common stock by the selling shareholders.  We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock.  Our failure to obtain the capital which we require may result in the slower implementation of our business plan.

We may be unable to acquire the properties that are critical to our proposed business. Our business plan involves the acquisition of properties which will be sold or leased to licensed marijuana growers and dispensary owners for their operations. There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

Our proposed business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress for the industry, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of the date of this prospectus, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, Nevada, California, Massachusetts, Maine and the District of Columbia have approved ballot measures to legalize cannabis for adult use. However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we lease buildings to growers of marijuana we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

The marijuana industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Marijuana remains illegal under Federal law. Marijuana is a schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act. The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

See the “Business – Government Regulation” section of this prospectus for more information.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.   We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Persons that may rent properties from, or otherwise do business with us, may have difficulty accessing the service of banks, which may make it difficult to conduct business. As discussed above, the use of marijuana is illegal under federal law.  Therefore, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry.  The inability of people that may rent properties from, or otherwise do business with us, to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders. Since the monthly rent or fees we may charge could be substantial, paying in cash or with money orders may be difficult.

We may have difficulty using bankruptcy courts due to our involvement in the legal cannabis industry. We have no current plans and no current need to seek bankruptcy protection. However, in the event we ever need to seek bankruptcy protection, we may have difficulty accessing bankruptcy courts considering our involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. The building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although the activities of Mr. and Mrs. Arenas were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, even though we are not in the business of growing, and storing or selling marijuana, in the event we ever need to seek protection under the bankruptcy laws, our involvement in the legal cannabis industry may prevent us from obtaining such relief.

Potential competitors could duplicate our business model. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort.

We are dependent on our management team and the loss of any of these individuals would harm our business. Our future success depends largely upon the management experience, skill, and contacts of our officers and directors. The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

The applicability of "penny stock rules" to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock. Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Exchange Act, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000, or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules may affect the ability of broker-dealers to sell shares of common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for shareholders to dispose of their shares. You may also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.

We may issue shares of preferred stock that would have a liquidation preference to our common stock. Our articles of incorporation currently authorize the issuance of 20,000,000 shares of our preferred stock. The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

Our auditors have expressed doubt as to our ability to continue in business. The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $(12,259,477) at June 30, 2018, and had a net loss of $(3,582,652) for the nine months ended June 30, 2018. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. While the Company is attempting to increase operations and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.

Market for OUR Common STOCK.

Our common stock is quoted on the OTCQX and OTC Bulletin Board under the trading symbol “ACAN”.

Shown below is the range of high and low closing prices for our common stock as reported by the OTCQX or OTC Bulletin Board for the periods presented:

Quarter Ended	High	Low

December 31, 2015	$0.74	$0.46
March 31, 2016	$0.55	$0.40
June 30, 2016	$1.21	$0.55
September 30, 2016	$1.16	$0.52

December 31, 2016	$3.71	$2.89
March 31, 2017	$4.15	$4.00
June 30, 2017	$2.61	$2.55
September 30, 2017	$1.97	$1.82

December 31, 2017	$4.90	$1.64
March 31, 2018	$5.10	$1.94
June 30, 2018	$4.58	$1.72

Holders of our common stock are entitled to receive dividends as may be declared by the Board of Directors.  Our Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend.  No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid.  We currently intend to retain any future earnings to finance future growth.  Any future determination to pay dividends will be at the discretion of our directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

Our Articles of Incorporation authorize the Board of Directors to issue up to 20,000,000 shares of preferred stock.  The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid to the holders of our common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

As of August 25, 2018, we had approximately 175 shareholders of record and 21,963,017 outstanding shares of common stock.

Other Shares Which May Be Issued

The following table lists additional shares of our common stock which may be issued as the result of the conversion of notes or the exercise of outstanding options or warrants:

	Number of	Note
	Shares	Reference

Shares issuable upon exercise of Series I Warrants	727,000	A

Shares issuable upon exercise of warrants held by a related party	1,600,000	B

Shares issuable upon exercise of options granted to third parties	30,000	C

Shares issuable upon conversion of note held by Strategic Capital Partners	800,000	D

Shares issuable upon exercise of warrants held by Massachusetts Medical Properties, LLC (Series IV)	3,840,000	E

Shares issuable upon exercise of Series V warrants	185,000	F

Shares issuable upon exercise of options granted pursuant to Stock Incentive Plan	150,000	G

Shares issuable upon exercise of warrants granted in connection with construction loan (Series CL)	660,000	H

Shares issuable upon conversion of loans	150,000	I

Shares issuable upon exercise of warrants (Series VI and VII)	640,000	I

Shares issuable upon conversion of loans	290,000	J

Shares issuable upon exercise of warrants (Series VIII)	540,000	J

Shares issuable upon exercise of warrants (Series IX and X)	1,336,650	K

A.      Between October 27, 2016 and November 7, 2016 we sold 2,000,000 units at a price of $1.00 per unit. Each unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020. See Note K regarding the exercise of a number of these warrants.

B.      The Company has issued warrants to the persons and upon the terms shown below:

		Shares issuable
	Date of	upon exercise of	Exercise	Expiration
Name	Issuance	warrants/options	price	date

Strategic Capital Partners, LLC (1)	7/14/16	800,000	$1.50	6/30/20
Strategic Capital Partners, LLC (1)	7/14/16	800,000	$3.00	6/30/20

(1)	See “Management – Transactions with Related Parties” for information concerning the grant of these warrants.

Strategic Capital Partners is controlled by Benjamin J. Barton, an officer and director of the Company.

C.     Options are held by third parties, are exercisable at a price of $0.75 per share, and expire in 2018.

D.      The Note is in the principal amount of $1,000,000, bears interest 9.5% per year and matures on December 31, 2019. The Note can be converted at any time into shares of our common stock at a conversion price of $1.25 per share.

E.     In connection with the sale of the property to Massachusetts Medical Properties, LLC and the lease described in the “Business” section of this prospectus, we entered into an agreement with MMP pursuant to which we issued to MMP 100,000 shares of our common stock, and a warrant (Series IV) to purchase up to 3,640,000 shares of common stock at an exercise price of $1.00 per share. The warrants can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. MMP received warrants to purchase an additional 100,000 shares of our common stock in October 2017. These warrants are exercisable at any time on or before October 17, 2022 at a price of $1.50 per share. MMP received warrants to purchase an additional 50,000 shares of our common stock in February 2018. These warrants are exercisable at any time on or before October 17, 2022 at a price of $1.50 per share. MMP received warrants to purchase an additional 50,000 shares of our common stock in April 2018. These warrants are exercisable at any time on or before October 17, 2022 at a price of $1.50 per share.

F.      During the three months ended June 30, 2017, we sold 185,000 Units at a price of $2.00 per Unit to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series V Warrant. Each Series V Warrant allows the Holder to purchase one share of our common stock at a price of $5.00 per share at any time on or before May 18, 2021.

G.        Options can be exercised at any time on or before August 15, 2021 at a price of $2.50 per share.

H.        Warrants are exercisable at any time on or before October 30, 2022 at a price of $1.50 per share.

I.       On December 29, 2017 we sold convertible notes in the principal amount of $800,000 to a group of private investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of our common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants (Series VI) which entitle the note holders to purchase up to 533,333 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

As of June 30, 2018, notes in the principal amount of $575,000 had been converted into shares of our common stock.

The placement agent for the offering received a cash commission, plus warrants (Series VII) to purchase 106,667 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 29, 2022.

J.      On February 12, 2018 we sold convertible notes in the principal amount of $810,000 to a group of private investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of our common stock at an initial conversion price of $1.50 per share. The note holders also received warrants (Series VIII) which entitle the note holders to purchase up to 540,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022. In August 2018, notes in the principal amount of $375,000 and corresponding interest of approximately $14,000 were converted into 259,802 shares of our common stock.

K.       Between October 27, 2016 and November 7, 2016, we sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020.

To encourage holders to exercise their Series I Warrants, we agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021.

A total of 1,273,000 Series I Warrants were exercised (resulting in proceeds of $3,819,000) and we issued 1,273,000 shares of our common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants.

We paid GVC Capital LLC, the Solicitation Agent for the offering, $0.18 for each Series I Warrant exercised and issued Series X warrants to GVC for each 20 Series I Warrants which were exercised (63,650 warrants in total). The Series X warrants are exercisable at a price of $1.00 per share at any time on or before July 10, 2023.

GVC subsequently assigned its Series X warrants to persons affiliated with GVC and to West Park Capital, Inc.

We may sell additional shares of our common stock, warrants, convertible notes or other securities to raise additional capital. We have not yet determined the amount of securities which we may sell, or the price at which the securities may be sold. We do not have any commitments or arrangements from any person to purchase any of our securities and there can be no assurance that we will be successful in selling any additional securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

 CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Year ended September 30, 2017

Total Revenues

During the year ended September 30, 2017, we generated $40,000 in revenue, as compared to $60,000 for the year ended September 30, 2016. The reduction in revenues is due to the conclusion of the consulting agreement with 4900 Jackson, LLC in May 2017.

Advertising and Marketing Expenses

Advertising and marketing expenses were $10,712 for the year ended September 30, 2017, as compared to $21,312 for the year ended September 30, 2016. The decrease is due to fewer advertising and marketing activities, as the Company is shifting its focus to the planning and development of the first phase building of the Massachusetts Medical Cannabis Center.

Professional Fees

Professional fees were $415,173 for the year ended September 30, 2017, as compared to $571,141 for the year ended September 30, 2016. The decrease in professional fees is primarily due to the capitalization of consulting fees associated with the planning and development of the first phase building of the Massachusetts Medical Cannabis Center.

General and Administrative Expenses

General and administrative expenses were $1,412,314 for the year ended September 30, 2017, as compared to $583,739 for the year ended September 30, 2016.  The increase is attributable primarily to property taxes and lease expense associated with the land lease agreement that commenced in October 2016 and an increase in stock based compensation.

Provision for Doubtful Accounts

Provision for doubtful accounts was $0 for the year ended September 30, 2017, as compared to $13,229 for the year ended September 30, 2016.  The provision activity during the year ended September 30, 2016 represents additional reserves on accrued interest owed by WGP. As a result of the litigation with WGP, the Company did not recognize interest income on the note receivable from WGP during the year ended September 30, 2017, thus no provision was recorded during the year ended September 30, 2017.

Interest Income

Interest income was $11,086 for the year ended September 30, 2017, as compared to $183,255 for the year ended September 30, 2016. The decrease is attributable to the full payoff of the note receivable from 4900 Jackson, LLC, in addition to no longer recognizing interest income on the note receivable from WGP.

Interest Expense

Interest expense was $345,284 for the year ended September 30, 2017, as compared to $272,659 for the year ended September 30, 2016. The increase is primarily attributable to increased interest rates and the amortization of debt discounts that are associated with the debt modifications that occurred in July 2016.

Loss on Extinguishment of Debt

Loss on extinguishment of debt was $991,939 for the year ended September 30, 2016, recognized as a result of the debt modifications discussed in Note 5 to the consolidated financial statements which are a part of this prospectus.  There were no similar charges for the year ended September 30, 2017.

Impairment of Long-Lived Assets

Impairment of long-lived assets was $639,497 for the year ended September 30, 2017, recognized in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, as a result of the purchase and sale agreement for the parcel of land in located in north central Denver, Colorado.  See Note 4, Land Held for Sale, to the consolidated financial statements which are a part of this prospectus.  There were no similar charges for the year ended September 30, 2016.

Net Loss

We had a net loss of $2,771,894 for the year ended September 30, 2017, as compared to a net loss of $2,210,764 for the year ended September 30, 2016. The increase in net loss is attributable to changes in revenues, operating expenses, interest income and expense, and impairment loss, each of which is described above.

Three and Nine months ended June 30, 2018

Total Revenues

During the three months ended June 30, 2018 and 2017, we generated $0 and $10,000 in revenue, respectively. During the nine months ended June 30, 2018 and 2017 we generated $0 and $40,000 in revenue, respectively. The decrease in revenues is due to the deferral of revenues from the CCI consulting agreement that occurred in fiscal 2017.

Advertising and Marketing Expenses

Advertising and marketing expenses were approximately $9,300 and $1,900 for the three months ended June 30, 2018 and 2017, respectively. During the nine months ended June 30, 2018 and 2017 the advertising and marketing expenses were approximately $13,000 and $9,200, respectively. The increase is due to advertising and marketing activities, as we are shifting our focus to the planning and development of the first phase building of the Massachusetts Medical Cannabis Center.

Professional Fees

Professional fees were approximately $68,000 and $50,000 for the three months ended June 30, 2018 and 2017, respectively. The increase is primarily due to increased consulting fees of approx. $18,000. Professional fees were approximately $338,000 and $251,000 for the nine months ended June 30, 2018 and 2017, respectively. The increase is due to increased consulting fees of approx. $36,000 and legal fees of approximately $87,000 offset by reduced architecture and engineering fees of approximately $26,000 and audit fees of approximately $10,000.

General and Administrative Expenses

General and administrative expenses were approximately $357,000 and $345,000 for the three months ended June 30, 2018 and 2017, respectively. General and administrative expenses were approximately $1,150,000 and $998,000 for the nine months ended June 30, 2018 and 2017, respectively. The increase is attributable primarily to stock-based compensation associated with the warrant granted to our lessor, partially offset by higher licenses and fees in the nine months ended June 30, 2018 associated with the initial planning phases of certain of our developments.

Interest Income

Interest income was approximately $15,500 and $300 for the three months ended June 30, 2018 and 2017, respectively. Interest income was approximately $40,800 and $11,000 for the nine months ended June 30, 2018 and 2017, respectively. The increase is directly with CCI note receivable.

Interest Expense

Interest expense was approximately $830,000 and $44,000 for the three months ended June 30, 2018 and 2017, respectively. Interest expense was approximately $2,009,000 and $184,000 for the nine months ended June 30, 2018 and 2017, respectively. The increase is primarily attributable to increased interest rates and the amortization of debt discounts that are associated with the convertible debt issuances that occurred in 2018.

 Net Operating Loss

We had a net loss of $(1,286,020) and $(468,071) for the three months ended June 30, 2018 and 2017, respectively. We had a net loss of $(3,582,652) and $(1,497,804) for the nine months ended June 30, 2018 and 2017, respectively. The increase in net loss is attributable to changes in revenues, operating expenses and interest income and expense, each of which is described above.

Liquidity and Capital Resources

Loans

As of August 31, 2018, we had borrowed $1,978,683, inclusive of premium, from a Company controlled by Benjamin J. Barton, one of our officers and directors. The balance consists of two separate notes, as follows:

●

Convertible note of $1,000,000, net of premium of $184,017. Bears interest at 9.5% payable quarterly. The total outstanding principal balance and any accrued and unpaid interest is due on December 31, 2019. SCP has the option to convert all or any part of the principal amount into fully paid and non-assessable shares of our common stock at a conversion price of $1.25.

●

Secured note of $931,646, net of discount of $136,980. Bears interest at 8% payable quarterly. The total outstanding principal balance and any accrued and unpaid interest is due on December 31, 2019. The note is secured by our claims against WGP.

Sale of Common Stock and Warrants

On November 7, 2016, we sold 2,000,000 Units at a price of $1.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant allows the Holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020.  The relative fair value of the warrants issued was approximately 43% of the proceeds received.  The offering provided us with $2,000,000 in gross proceeds and the potential for an additional $6,000,000 in proceeds with the exercise of the Series I Warrants. Stock issuance costs of $193,726 were netted against the proceeds from this placement. The proceeds from the placement were used for the MMCC development, to pursue new opportunities in California, Pennsylvania, Florida and other states, and general corporate purposes. As of August 31, 2018, 1,273,000 of the Series I Warrants had been exercised.

On March 21, 2017, we issued 50,000 shares of common stock related to the exercise of 50,000 options and received cash proceeds of $37,500.

During June 2017, we sold 185,000 Units at a price of $2.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series V Warrant. Each Series V Warrant allows the Holder to purchase one share of our common stock at a price of $5.00 per share at any time on or before May 18, 2021. The relative fair value of the warrants issued was approximately 48% of the proceeds received. The offering provided us with $370,000 in gross proceeds and the potential for an additional $925,000 in proceeds with the exercise of the Series V Warrants. As of August 31, 2018, none of the Series V Warrants had been exercised.

During nine months ended June 30, 2018, we issued 25,000 shares of our common stock and received $18,750 as a result of the exercise of stock options.

Equity Line Agreement

On December 12, 2017, we entered into an equity line agreement with Mountain States Capital, LLC (“MSC”) to provide funding for our operations. Under the equity line agreement, Mountain States agreed to provide us with up to $10,000,000 of funding through the purchase of shares of our common stock. As of September 7, 2018 we had raised $1,222,412 from the sale of 447,801 shares of our common stock to Mountain States.

Construction Financing

On October 30, 2017 we secured $800,000 in financing from three unrelated parties (the “Lenders”) in the form of a loan. The primary use of the loan proceeds was to prepare our Massachusetts Medical Cannabis Center (the “MMCC”) for the first phase of development, which will include a pad-ready site for Building 3 and the improvements to the entrance and roadways for the entire project. The remaining loan proceeds were used to pay lease payments, thru Nov 17, 2017, to Medical Massachusetts Properties, LLC, owner of the land on which the MMCC will be built, and for working capital.

The loan bears interest at 8% per year and is due and payable on April 30, 2018. At the option of the Lenders, all or any portion of the outstanding loan balance is convertible into shares of our common stock. The number of shares of our common stock which will be issued upon any conversion will be determined by dividing the amount to be converted by $1.50, which amount will be proportionately adjusted in the event of any stock split or capital reorganization. The loan may be prepaid at any time, without penalty on 5 days’ notice to the Lenders.

As further consideration for the loan, we issued warrants to the Lenders which allow the Lenders to purchase up to 660,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share any time on or before October 30, 2022.

As of August 31, 2018 $601,363 of the loan had been repaid and the remaider was converted into shares of our common stock.

Convertible Loans

On December 29, 2017 we sold convertible notes in the principal amount of $800,000 to a group of private investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of our common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants (Series VI) which entitle the note holders to purchase up to 533,333 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

As of June 30, 2018, notes in the principal amount of $575,000 had been converted into shares of our common stock.

The placement agent for the offering received a cash commission, plus warrants (Series VII) to purchase 106,667 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 29, 2022.

On February 12, 2018 we sold convertible notes in the principal amount of $810,000 to a group of private investors.  The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018.  At the option of the note holders, the notes may be converted at any time into shares of our common stock at an initial conversion price of $1.50 per share.  The note holders also received warrants (Series VIII) which entitle the note holders to purchase up to 540,000 shares of our common stock.  The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.  In August 2018, notes in the principal amount of $375,000 and corresponding interest of approximately $14,000 were converted into 259,802 shares of our common stock.

Contractual obligations

We lease land under an operating lease commencing October 17, 2016, for an initial term of fifty (50) years. We have the option to extend the term of the lease for four (4) additional ten (10) year periods. The lease is a triple net lease, which means that we pay all real estate taxes, repairs, maintenance and insurance. The lease payments will be the greater of (a) $30,000 per month; (b) $0.38 per square foot per month of any structure built on the property; or (c) 1.5% of all gross monthly sales of products sold by the Company, any assignee of the Company, or any subtenant of the Company. The Company received a credit for the $925,000 paid towards the purchase price of the land in the form of discounted lease payments. For the initial fifty (50) year term of the lease, the lease payments will be reduced by $1,542 each month. The lease expense was $506,765 for the year ended September 30, 2017. No such expense was incurred in the year ended September 30, 2016.

We lease an automobile under an operating lease commencing October 4, 2014 for 39 months at $611 per month. The lease expense was $7,390 and $7,483 for the years ended September 30, 2017 and 2016, respectively.

Analysis of Cash Flows

Year Ended September 30, 2017

During the year ended September 30, 2017, our cash flows used in operations were $1,747,948 as compared to net cash used in operations of $600,863 for the year ended September 30, 2016. This was primarily due to an increase in land lease expense associated with the commencement of the lease in October 2016, in addition to decreases in interest payable funded by the proceeds from our private equity offerings during the year ended September 30, 2017.

Cash flows used in investing activities were $320,976 for the year ended September 30, 2017, consisting primarily of additions to construction in progress and advances made on notes receivable – related party, offset by payments received from notes receivable. Cash flows used in investing activities was $572,510 for the year ended September 30, 2016, consisting primarily of deposits on land and advances made on related party notes receivable, offset by payments received from notes receivable.

Cash flows provided by financing activities were $2,070,527 for the year ended September 30, 2017, consisting primarily of net proceeds from the issuance of common stock and proceeds from notes payable, partially offset by payments on notes payable.  Cash flows provided by financing activities was $972,044 for the year ended September 30, 2016, consisting of proceeds from notes payable and proceeds from notes payable – related party.

Nine Months Ended June 30, 2018

During the nine months ended June 30, 2018, our net cash flows used in operations were approximately $1,893,000 as compared to net cash flows used in operations of $1,688,000 for the nine months ended June 30, 2017. The increase is primarily due to the timing of working capital payments.

Cash flows used in investing activities were approximately $215,000 for the nine months ended June 30, 2018, consisting of additions to construction in progress as compared to the net cash flows used in investing activities were $292,000 for the nine months ended June 30, 2017, consisting of additions to construction in progress of approximately $472,000, advances made on notes receivable of $30,000, advances made on notes receivable – related party of approximately $68,000, offset by approximately $277,000 of payments received from notes receivable.

Cash flows provided by financing activities were approximately $3,416,000 for the nine months ended June 30, 2018, consisting of proceeds from notes payable of $2,536,000, proceeds from exercise of stock options, warrants and issuance of common stock of $1,166,000, partially offset by payments on notes payable of $286,000. Cash flows provided by financing activities were $1,991,000 for the nine months ended June 30, 2017, consisting of net proceeds from the issuance of common stock and from stock options exercised of approximately $2,214,000, proceeds from notes payable of approximately $25,000, offset by payments on notes payable to related parties of $20,000 and payments on notes payable of approximately $228,000.

On December 4, 2017, we sold our property in Denver, Colorado, yielding proceeds of $1,608,451 which were used to pay down existing debt, which is reflected as a noncash financing and investing activity in our statement of cash flows for the nine months ended June 30, 2018.

Going concern

The Company’s financial statements included as part of this prospectus have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $(12,259,477) at June 30, 2018, and had a net loss of $(3,582,652) for the nine months ended June 30, 2018. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. While the Company is attempting to increase operations and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds through the sale of its securities. On March 15, 2018, the arbitration panel issued its final award and awarded the Company $1,761,675 from Wellsness Group Pharms (“WGP”). This award consisted of $1,045,000, plus interest at the rate of 18% per year from April 18, 2015 through March 15, 2018 ($550,000), the Company’s attorneys’ fees and costs ($113,865), and arbitration fees and expenses ($52,810). The American Arbitration Association will also return to the Company $32,562 which the Company paid to the AAA as deposits during the course of the arbitration proceeding. The arbitration award issued on March 15, 2018 is final and not subject to appeal. However, the Company has not collected on the award as of the date of this prospectus and the Company may not be successful in collecting the full amount, or any, of the arbitration award.

 Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate additional revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana industry;

●	Revision of Federal banking regulations for the marijuana industry; and

●	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;

●	any material increase or decrease in liquidity; or

●	expected sources and uses of cash.

Recent Accounting Pronouncements

Recent accounting pronouncements which may be applicable to us are described in Note 1 to the September 30, 2017 Financial Statements included as part of this prospectus.

Significant Accounting Policies

Our significant accounting policies are set forth below. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree, except as it pertains to our provision for doubtful accounts associated with amounts due from WGP described in the Notes to the Consolidated Financial Statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions made by management are valuation of equity instruments, deferred tax asset valuation and allowance and collectability of long-lived assets. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.  See Note 3 in the Notes to the Consolidated Financial Statements included as part of this prospectus for a discussion of our provision for doubtful accounts for amount amounts owed from WGP.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, demand deposit accounts and temporary cash investments with maturities of ninety days or less at the date of purchase.

Income Taxes

In accordance with ASC Topic 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the consolidated balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the consolidated financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

      We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the consolidated financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2017, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

For federal tax purposes, our 2015 through 2017 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations.

Concentration of Credit Risks and Significant Customers

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash, notes receivables, deposits, accounts receivables and notes receivable. We place our cash with high credit quality financial institutions. As of June 30, 2018, we had outstanding notes receivable of $172,575 from Coastal Compassion Inc.

On March 15, 2018, the arbitration panel issued its final award and awarded the Company $1,761,675 from WGP. This award consisted of $1,045,000, plus interest at the rate of 18% per year from April 18, 2015 through March 15, 2018 ($550,000), the Company’s attorneys’ fees and costs ($113,865), and arbitration fees and expenses ($52,810). The American Arbitration Association will also return to the Company $32,562 which the Company paid to the AAA as deposits during the course of the arbitration proceeding. The arbitration award issued on March 15, 2018 is final and not subject to appeal. However, the Company has not collected on the award as of the date of this prospectus and the Company may not be successful in collecting the full amount, or any, of the arbitration award.

For the years ended September 30, 2017 and 2016, all of the Company’s revenue was earned from one customer, 4900 Jackson, LLC.  The Company did not earn any revenue during the nine months ended June 30, 2018.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. We had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods. The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Derivative Liabilities

We evaluate stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each consolidated balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. We determined that none of our financial instruments meet the criteria for derivative accounting as of September 30, 2017 and 2016 or June 30, 2018 and 2017.

Long-Lived Assets

Our long-lived assets consisted of property, equipment and real estate and are reviewed for impairment in accordance with the guidance of ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 205, Presentation of Consolidated Financial Statements. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For the year ended September 30, 2017, we recognized impairment losses of $639,497 on our long-lived assets. There were no such charges for the year ended September 30, 2016 or the nine months ended June 30, 2018.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Construction in progress (CIP)

CIP consists of initial costs associated with the construction of our medical cannabis center, including interest expenses. When CIP is finished the asset will be transferred to property and equipment. No provision for depreciation is made on CIP until such time that the relevant assets are available and ready to use.

Capitalized Interest

The Company capitalizes interest to construction in progress made in connection with medical center cannabis construction that are not subject to current depreciation. Interest is capitalized only for the period that activities are in progress to bring the projects to their intended use. Capitalized interest was $28,697 and $0 for the years ended September 30, 2017, and 2016, respectively. No interest was capitalized during the nine months ended June 30, 2018 or June 30, 2017.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a "performance commitment" which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instrument is fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying consolidated statement of operations over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for noncash consideration are recorded at the estimated fair market value of the consideration granted based on the estimated fair market value of the equity instrument, or at the estimated fair market value of the goods or services received, whichever is more readily determinable.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC Topic 718, Stock Compensation. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC Topic 505-50, Equity, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

We recognize revenue on consulting when (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.

Advertising Expense

Advertising, promotional and selling expenses consisted of sales and marketing expenses, and promotional activity expenses. Expenses are recognized when incurred.

General and Administrative Expense

General and administrative expenses consisted of professional service fees, rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Loss per Share

We compute net loss per share in accordance with the ASC Topic 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Shares issuable upon the exercise of equity instruments such as warrants and options were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

Off-Balance Sheet Arrangements

As of August 31, 2018, we did not have any off-consolidated balance sheet arrangements.

BUSINESS

AmeriCann offers a comprehensive, turnkey package of services that includes consulting, design, construction and financing to approved and licensed marijuana operators throughout the United States. Our business plan is based on the anticipated growth of the regulated marijuana market in the United States.

AmeriCann’s team includes board members, consultants, engineers and architects who specialize in real estate development, traditional horticulture, lean manufacturing, medical research, facility construction, regulatory compliance, security, marijuana cultivation and genetics, extraction processes, and infused product development.

To support local businesses that seek to serve cannabis patients in their communities we initiated the AmeriCann Preferred Partner Program. Currently, we have one Preferred Partner in Massachusetts, which is Coastal Compassion, Inc. Through this program, we plan to provide an essential set of resources including advanced cultivation facilities, access to a team of experts and in certain cases, capital for our partner’s businesses. In addition, AmeriCann’s team has assisted applicants in obtaining cannabis licenses in competitive application processes in Massachusetts and Illinois. This support is designed to assist our Preferred Partners in newly regulated markets.

AmeriCann plans to lease facilities to its Preferred Partners that will be designed with AmeriCann’s propriety cultivation and processing system called “Cannopy.” AmeriCann developed Cannopy with experts from traditional horticulture, lean manufacturing, regulatory compliance and cannabis cultivation. Cannopy includes automation throughout the production life-cycle, customized workflow processes, monitoring and controls, and top-line security systems. Cannopy empowers Preferred Partners to consistently produce medical marijuana for patients at the lowest cost in the most efficient, compliant manner. We provide initial and on-going training, policies, practices and procedures to operate the state-of-the-art facilities.

The expanding cannabis industry requires extensive real estate to meet the growing needs of the market for cannabis products. AmeriCann assists our Preferred Partners with the identification, design, permitting, acquisition, development and operation of scalable infrastructure to cultivate and to dispense medical cannabis in regulated markets.

AmeriCann is evaluating various opportunities to become a licensed cannabis operator at its MMCC development and in other markets.

Company History

We were organized under the laws of Delaware on June 25, 2010.

On January 17, 2014, Strategic Capital Partners, LLC (“SCP”) a firm controlled by Benjamin J. Barton, one of our officers and directors, acquired 14,950,000 shares of our outstanding common stock from a group of our shareholders.

On February 21, 2014, our board of  directors declared a stock dividend in the amount of four shares of common stock for each issued and outstanding share of common stock. On February 24, 2014, SCP returned 65,750,000 shares of our common stock to us. These shares were cancelled and returned to the status of authorized and unissued shares.

Monaco Street Property

On July 31, 2014, we closed on an all cash purchase of a five-acre parcel of land located in north central Denver, Colorado. The total purchase price for the property was $2,250,000.  On December 4, 2017, we sold the parcel of land for $1,760,000 to EEN Real Estate, Inc.  An impairment loss of $639,497 was recognized for the year ended September 30, 2017 to adjust the carrying value to $1,611,312, net of estimated selling costs. The land sale was completed on December 4, 2017 and a loss of $2,861 was recognized during the quarter ended December 31, 2017 based on the difference between the net proceeds and the carrying amount of the land at the date of sale.

Massachusetts Medical Cannabis Center

On January 14, 2015, we entered into an agreement to purchase a 52.6 acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. We plan to develop the property as the MMCC. Plans for the MMCC include the construction of sustainable greenhouse cultivation and processing facilities that will be leased to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program. Additional plans for the MMCC may include a testing laboratory, a research facility, a training center, an infused product production facility and corporate offices.

On December 8, 2015, The Town of Freetown Planning Board unanimously approved our site plan application for the MMCC.  The site plan application requested 977,000 square feet of infrastructure for medical marijuana cultivation, processing, testing and associated administration in Freetown's Industrial Park.

On March 29, 2016, the Department of Public Health (“DPH”) for the Commonwealth of Massachusetts approved our consulting agreement and development agreement relating to the MMCC's first tenant and Preferred Partner, Coastal Compassion, Inc.

On April 7, 2016, we signed agreements with Coastal Compassion Inc. (“CCI”). CCI is one of a limited number of non-profit organizations that has received a provisional or final registration to cultivate, process and sell medical cannabis by the Massachusetts Department of Public Health. CCI has agreed to become the initial tenant in our planned MMCC. Tim Keogh, our Chief Executive Officer, is a Board Member of CCI.

Pursuant to the agreements, we agreed to provide CCI with financing of up to $2.5 million for a five-year term at 18% interest per year for construction and working capital required for CCI’s approved dispensary and cultivation center in Fairhaven, MA. For a three- year period beginning April 1, 2016, we agreed to consult with CCI in the design, construction and operation of the Fairhaven facility. CCI will owe us $10,000 each month for these consulting services, but is not required to pay until six months after generating certain revenues. Although the DPH has approved our agreement with CCI relating to the development and lease terms of the MMCC, the actual lease agreement with CCI has not been finalized or approved by the DPH. We will need to secure significant capital to provide the financing to CCI.

On October 17, 2016, the Company closed the acquisition of the 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The deposits of $925,000 previously paid by the Company to the seller, Boston Beer Company (“BBC”), were credited against the total purchase price of $4,475,000. The remaining balance of $3,550,000 was paid to BBC by Massachusetts Medical Properties, LLC (“MMP”). The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the MMCC. Plans for the MMCC include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

As part of a simultaneous transaction, the Company assigned the property rights to MMP for a nominal fee and entered a lease agreement pursuant to which MMP agreed to lease the property to the Company for an initial term of fifty (50) years. We have the option to extend the term of the lease for four (4) additional ten (10) year periods. The lease is a triple net lease, with the Company paying all real estate taxes, repairs, maintenance and insurance.

The lease payments are the greater of (a) $30,000 per month; (b) $0.38 per square foot per month of any structure built on the property; or (c) 1.5% of all gross monthly sales of products sold by the Company, any assignee of the Company, or any subtenant of the Company. The lease payments will be adjusted up (but not down) every five (5) years by any increase in the Consumer Price Index.

Between October 17, 2016 and April 17, 2017, the monthly lease payments accrued, with all accrued lease payments paid to MMP on April 17, 2017. On April 17, 2017, the Company reimbursed MMP’s costs and expenses associated with the acquisition of the property, the lease, and the acquisition of the shares and the warrant from the Company (as further described below).

The Company received a credit for the $925,000 paid towards the purchase price of the land in the form of discounted lease payments. For the initial fifty (50) year term of the lease, the lease payments will be reduced by $1,542 each month.

In connection with the sale of the property to MMP and the lease, the Company and MMP entered into a Share Purchase Agreement pursuant to which the Company issued to MMP 100,000 shares of common stock and a warrant to purchase up to 3,640,000 shares of common stock at an exercise price of $1.00 per share. The warrant can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. The warrant does not contain a cashless exercise provision.

Under the terms of the lease, the Company had six months to obtain $2.6 million in capital funding for the construction of the first phase building. In the event that the Company was unable to raise these funds within the six month period, the Company had an additional six month period to do so; provided, that the Company has paid accrued lease payments and closing costs. If the Company was then unable to raise these funds on or before twelve months from October 17, 2016, the lease would terminate. In October 2017 the lease was amended to provide that the Company will have until 16 months from October 17, 2016 to raise $2.6 million in capital funding. In addition to extending the funding deadline, this amendment granted MMP warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants can be exercised at any time on or before October 17, 2022. On February 16, 2018, the lease was amended again to provide that the Company will have until 18 months from October 17, 2016 to raise $2.6 million in capital funding. In addition to extending the funding deadline, this amendment granted MMP warrants to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants can be exercised at any time on or before October 17, 2022. On April 17, 2018 the Company and MMP amended the lease for the third time to provide that the Company will have until 20 months from October 17, 2016 to raise $2.6 million for the construction of the first phase of the MMCC. As further consideration for the third amendment to the lease, the Company issued a warrant which allows MMP to purchase 50,000 shares of the Company’s common stock at a price of $1.50 per share. The warrant expires on October 17, 2022.

B Corp Certification

We received B Corp certification in June 2016. This certification is an acknowledgment of our commitment to social and environmental ethics, transparency and accountability.

We join over 1,700 Certified B corporations globally, including 71 others in Colorado, that have met the rigorous standards that measure a company’s impact on its employees, suppliers, community, and the environment. Notable B corporations include Ben & Jerry’s, Patagonia, Warby Parker, and Etsy, Inc.

The B Corp certification was granted by B Lab, a nonprofit organization that serves a global movement of people using business as a force for good. Its vision is that one day all companies will compete to be best for the world and that society will enjoy a more shared and durable prosperity.

B Lab promotes robust standards that can be used by policymakers, investors and the general public to evaluate companies and their business practices. B Corp certification is to business what Fair Trade certification is to coffee or USDA Organic certification is to milk.

 We successfully completed a rigorous application and review process in obtaining this prestigious certification.

We believe that this certification, and its endorsement of our environmental standards, community focus and ethics, will provide us with a competitive advantage over potential competitors that lack this accreditation.

Concurrent with receiving B Corp certification, we committed to become a Public Benefit Corporation within two years. If we do not accomplish this, we may lose our B Corp certification.

Market Conditions

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

 Adult-Use marijuana is now legal in seven states and the District of Columbia, and medical marijuana is legal in 29 states.

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.  However, the Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of August 31, 2018, 29 states and the District of Columbia allow their citizens to use Medical Marijuana.  Additionally, 7 states and the District of Columbia have legalized cannabis for recreational use by adults.  However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA.

The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to Department of Justice attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

●	the diversion of cannabis from states where it is legal under state law in some for to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.

However, on March 30, 2018 President Trump signed a $1.3 trillion budget bill that includes a provision that prevents the Justice Department, including the Drug Enforcement Administration, from using funds to arrest or prosecute patients, caregivers and businesses that are acting in compliance with state medical marijuana laws. This provision, known as the Rohrabacher-Blumenauer Amendment, prohibits the Justice Department from using federal funds to interfere with state medical marijuana programs.

Competition

Currently, there are a number of other companies that are involved in the marijuana industry, many of which we consider to be our competition. Many of these companies provide services similar to those which we provide or plan to provide.  We expect that other companies will recognize the value of serving the marijuana industry and become our competitors.

General

Our offices are located at 1550 Wewatta St., Denver, CO 80202. We lease this space on a month-to-month basis at a rate of $1,845 per month.

As of August 31, 2018, we had four full time employees, that being Timothy Keogh, our Chief Executive Officer, Benjamin Barton, Chief Financial Officer, Brian Corr, Director of Horticultural Science and Operations, and Jane Roach, our Office Manager.  As of August 15, 2018, Mr. Keogh was spending approximately 90% of his time on our business, Mr. Barton was spending approximately 95% of his time on our business, Brian Corr was spending approximately 50% of his time on our business, and Jane Roach was spending approximately 100% of her time on our business.

MANAGEMENT

Name	Age	Position

Timothy Keogh	38	Chief Executive Officer and a Director
Benjamin J. Barton	54	Chief Financial and Accounting Officer and a Director

The following is a brief summary of the background of each officer and director including their principal occupation during the five preceding years.  All directors will serve until their successors are elected and qualified or until they are removed.

Timothy Keogh was appointed our Chief Executive Officer and a director on March 25, 2014. As our Chief Executive Officer, Mr. Keogh has developed sustainable practices and traditional horticultural approaches to the production of medical cannabis to benefit patients in regulated markets. Prior to joining AmeriCann, Mr. Keogh was the Chief Executive Officer and a director of Coastal Compassion, Inc., a non-profit corporation that has entered the medical marijuana business in Massachusetts. This effort began in September of 2012 and was formalized under Massachusetts G.L. Chapter 180 in August of 2013.  Under the direction of Mr. Keogh, Coastal Compassion, Inc. received 1 a limited number of provisionally approved licenses in Massachusetts.

Between November 2010 and November 2013 Mr. Keogh owned and managed Dock Promotions, LLC, a company which provided consulting services to waterfront developments and marinas in the areas of design, construction, and operations.   Between 2003 and 2010, Mr. Keogh was the Director of Business Services for Marina Management Services, Inc., a corporation which provided management and consulting solutions to waterfront developments, marinas and boatyards throughout the Americas and the Caribbean.

Mr. Keogh is an advisory board member of the Rhode Island Patient Advocacy Coalition, and an active member and invited speaker for the National Cannabis Industry Association.  Mr. Keogh holds a Bachelor of Science in Business Administration from Mount St. Mary’s College.

Ben Barton was appointed a director on January 14, 2014 and Chief Financial Officer on January 22, 2014. Since 1986, Mr. Barton has been active in all aspects of venture capital and public stock offerings. Since 2005, Mr. Barton has been the Managing Director of Strategic Capital Partners, LLC, a private investment company specializing in emerging companies. Mr. Barton was one of the founders of Synergy Resources Corporation, an energy company that trades on the NYSE. Prior to earning an MBA in Finance from UCLA, Mr. Barton received his Bachelor of Science degree in Political Science from Arizona State University.

See “Market for Our Common Stock” for information concerning options granted to Mr. Keogh.

Our directors serve until the next annual meeting of our shareholders and until their successors have been duly elected and qualified.  Our officers serve at the discretion of our directors.

We believe our directors are qualified to act as such for the following reasons:

Timothy Keogh – experience in marijuana industry

Benjamin J. Barton – experience in the capital markets

Timothy Keogh and Benjamin J. Barton are not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required. Our Board of Directors believes that the cost of associated with such committees, has not been justified under our current circumstances.

Given our limited operations to date, our Board of Directors believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of an audit committee. None of the current Board members is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. The Board has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication.

Our Board of Directors does not have a “leadership structure” since each board member is free to introduce any resolution at any meeting of our directors and is entitled to one vote at any meeting.

Holders of our common stock may send written communications to our entire board of directors, or to one or more board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to our offices in Denver, Colorado.  Communications addressed to the Board of Directors as whole will be delivered to each board member.  Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications not sent to the Board of Directors as a whole or to specified board members will be relayed to board members.

During the years ended September 30, 2017 and 2016 we did not compensate any person for serving as a director.

Executive Compensation

During the years ended September 30, 2017 and 2016 we paid the following compensation to our officers:

Name	Year	Salary	Bonus	Options	Total

Timothy Keogh	2017	$144,000	-	-	$144,000
Chief Executive Officer	2016	$144,000	-	-	$144,000
Benjamin J. Barton	2017	-	-	-	-
Chief Financial Officer	2016	-	-	-	-

The following shows the amounts we expect to pay to our officers during the year ending September 30, 2018 and the amount of time these persons expect to devote to us.

	Projected	Percent of time to be Devoted
Name	Compensation	to the Company’s Business

Timothy Keogh	$144,000	90%
Benjamin J. Barton	-	95%

Our executive officer is compensated through the following three components:

●	base salary;
●	long-term incentives (stock options and/or grants of stock); and
●	benefits.

These components provide a balanced mix of base compensation and compensation that is contingent upon the executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. We want to ensure that our compensation program is appropriately designed to encourage executive officer retention and motivation to create shareholder value. Salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other publicly traded companies of comparable size. The executive officer’s responsibilities, experience, expertise and individual performance are considered.

During the year ended September 30, 2017, none of our directors was also an executive officer of another entity, which had one of our executive officers serving as a director of such entity or as a member of the compensation committee of such entity.

On August 18, 2017, we adopted a Stock Incentive Plan that provides for the grant of Incentive Stock Options, Non-Qualified Stock Options or Stock Bonuses to persons who are our employees, employees of our subsidiaries, or our directors, officers, or consultants. Under the plan, we may grant up to 1,500,000 options, each to purchase one share of common stock, subject to an exercise price and vesting schedule to be established by the board of directors at the time of the grant, or up to 1,500,000 shares of common stock as stock bonuses. On August 18, 2017, we awarded 150,000 options to four consultants at an exercise price of $2.50 per share under the plan. The options vested immediately and can be exercised at any time on or before August 15, 2021.  As of April 5, 2018, no options have been exercised.

Transactions With Related Parties

During March and April 2014, we sold 1,000,000 shares of our common stock to private investors at a price of $0.75 per share. Benjamin J. Barton, one of our officers and directors, purchased 400,000 of these shares.

During July 2014, we raised $2,373,000 through a private sale of 791,000 Units at a price of $3.00 per Unit. Each Unit consisted of one share of common stock and one warrant. Each warrant allows the holder to purchase one share of our common stock at a price of $8.00 per share anytime on or before April 30, 2018.  Mr. Barton purchased 666,667 of these Units for cash.

As of September 30, 2015, the Company had borrowed $1,682,849 from SCP a Company controlled by Mr. Barton. Through June 20, 2016, we borrowed an additional $227,500 from SCP, and on July 14, 2016, SCP assumed our note payable to an unrelated third party of $521,297. Simultaneously, we modified the note payable to SCP. Principal and interest of $500,000 was converted into 400,000 shares of our common stock. In addition, we issued SCP warrants to purchase 800,000 shares of our common stock, exercisable at a price of $1.50 per share, and warrants to purchase an additional 800,000 shares of common stock, exercisable at a price of $3.00 per share. Both sets of warrants expire on June 30, 2020. The remaining $1,931,646 owed to SCP was divided into two promissory notes. The first note, in the principal amount of $1,000,000, bears interest at 9.5% per year and matures on December 31, 2019. Interest is payable quarterly with the first interest payment due on September 30, 2016. The Note can be converted at any time into shares of our common stock, initially at a conversion price of $1.25 per share. The conversion price will be proportionately adjusted in the event of any stock split or capital reorganization. The note is not secured. The second note, in the principal amount of $931,646, bears interest at 8% per year and matures on December 31, 2019. Interest is payable quarterly, with the first interest payment due on September 30, 2016. The note is not convertible into shares of our common stock, and is secured by a second lien on our property in Denver, Colorado and a first lien on all amounts due to us by Wellness Group Pharms. Any payments received from the sale, lease or commercialization of the property in Denver, and any amounts received from Wellness Group Pharms, will be applied to the principal amount of the Note. Otherwise, all unpaid principal and interest will be due on December 31, 2019. The Company evaluated the debt modification and convertible debt issued in accordance with ASC 470, Debt, and recorded a loss on extinguishment of debt of $901,939, debt discount on secured notes payable – related party of $211,578, and a debt premium on convertible debt of $284,229.

In a separate transaction, we borrowed an additional $20,000 from SCP.

As of December 31, 2017, the Company owed SCP 1,973,342, inclusive of premium of $41,696.

On April 7, 2016, we signed agreements with Coastal Compassion Inc. (“CCI”). CCI is one of a limited number of non-profit organizations that has received a provisional or final registration to cultivate, process and sell medical cannabis by the Massachusetts Department of Public Health. CCI has agreed to become the initial tenant in our planned MMCC. Tim Keogh, our Chief Executive Officer, is a Board Member of CCI.

Pursuant to the agreements, we agreed to provide CCI with financing of up to $2.5 million for a five-year term at 18% interest per year for construction and working capital required for CCI’s approved dispensary and cultivation center in Fairhaven, MA. For a three-year period beginning April 1, 2016, we agreed to consult with CCI in the design, construction and operation of the Fairhaven facility. CCI will pay us $10,000 each month for these consulting services. Although the DPH has approved our agreement with CCI relating to the development and lease terms of the MMCC, the actual lease agreement with CCI has not been finalized or approved by the DPH. We will need to secure significant capital to provide the financing to CCI.

 As of June 30, 2018, we had provided financing to CCI of $172,575, which includes construction and working capital advances of $129,635, and accrued interest of $42,940.

PRINCIPAL SHAREHOLDERS

The following table shows the ownership, as of the date of this prospectus, of those persons owning beneficially 5% or more of our common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by all officers and directors as a group.  Each owner has sole voting and investment power over their shares of common stock.

		Percent of
Name	Shares Owned	Outstanding Shares

Timothy Keogh	1,200,000	6.2%
Benjamin J. Barton	--	--
Strategic Capital Partners, LLC (1)	8,966,667	46.3%
All officers and directors as a Group (2 persons)	10,166,667	52.5%

(1)	Strategic Capital Partners, LLC is controlled by Mr. Barton.

See the section of the prospectus captioned “Market For Our Common Stock” for information concerning options and warrants held by our officers, directors and affiliates.

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling shareholders”. The selling shareholders acquired their shares in the transactions described below.

Massachusetts Medical Properties

In connection with the sale of the property to Massachusetts Medical Properties, LLC and the lease described in the “Business” section of this prospectus, we entered into an agreement with MMP pursuant to which we issued to MMP 100,000 shares of our common stock, and warrants (Series IV) to purchase up to 3,640,000 shares of common stock at an exercise price of $1.00 per share. These warrants are exercisable at any time on or before October 17, 2020.

The shares of our common stock which are issuable upon the exercise of 1,340,000 Series IV warrants are being offered by means of this prospectus.

Construction Loan Warrants

On October 30, 2017 we borrowed $800,000 from three unrelated parties (the “Lenders”). The primary use of the loans proceeds were to prepare our Massachusetts Medical Cannabis Center (the “MMCC”) for the first phase of development. As further consideration for the loans, we issued warrants (Series CL) to the Lenders which allow the Lenders to purchase up to 660,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share any time on or before October 30, 2022.

February 2018 Financing

On February 12, 2018, we sold convertible notes in the principal amount of $810,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company’s common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants (Series VIII) which entitle the note holders to purchase up to 540,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

July 2018 Financing

Between October 27, 2016 and November 7, 2016, we sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020.

To encourage holders to exercise their Series I Warrants, we agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021.

A total of 1,273,000 Series I Warrants were exercised (resulting in proceeds of $3,819,000) and we issued 1,273,000 shares of our common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants.

We paid GVC Capital LLC, the Solicitation Agent for the offering, $0.18 for each Series I Warrant exercised and issued Series X warrants to GVC for each 20 Series I Warrants which were exercised (63,650 warrants in total). The Series X warrants are exercisable at a price of $1.00 per share at any time on or before July 10, 2023.

GVC subsequently assigned its Series X warrants to persons affiliated with GVC and to West Park Capital, Inc.

				Shares	Share
		Shares Issuable Upon		to be Sold	Ownership
Name of		Exercse of Warrant		in this	after
Selling Shareholder	Shares Owned	Series	Shares	Offering	Offering

Massachusetts Medical Properties, LLC	100,000	IV	1,340,000	1,340,000	100,000

James F. Barton, Jr.	450,836	CL	330,000	330,000	450,836
Brad W. Opel Revocable Trust	44,273	CL	206,250	206,250	44,273
JTO Revocable Trust	26,564	CL	123,750	123,750	26,465

Bernadette Barton 2006 Trust	-	VIII	100,000	100,000	-
Westwood Capital Partners	275,000	VIII	100,000	100,000	275,000
Tydasco Partners	27,000	VIII	30,000	30,000	27,000
Brett Maas	5000	VIII	10,000	10,000	5,000
Efrat Investments	-	VIII	33,333	33,333	-
Firstfire Global Opportunities	-	VIII	150,000	150,000	-
Jon Kruljac	18,000	VIII	50,000	50,000	18,000
GKG Investments, LLC	121,086	VIII	66,667	66,667	121,086
	-				-
David R. Morgan	35,572	IX	30,000	30,000	35,572
Rajnikant N. Patel	25,000	IX	25,000	25,000	25,000
Genuine Partners	4,500	IX	25,000	25,000	4,500
Jon B. Kruljac	18,000	IX	18,000	18,000	18,000
GKG Investments, LLC	121,086	IX	75,000	75,000	121,086
David J. Gregarek	17,800	IX	25,000	25,000	17,800
William D. Moreland	657,302	IX	500,000	500,000	657,302
Margaret Bathgate	100,000	IX	100,000	100,000	100,000
Vicki Edwards-Barone	100,000	IX	50,000	50,000	50,000
Michael E. Donnelly	25,000	IX	25,000	25,000	25,000
Brett Mass	5,000	IX	8,000	8,000	5,000
Ian Whitmore	-	IX	20,000	20,000	-
Brian J. Morgan	313,000	IX	21,000	21,000	313,000
BCS Capital LLC	55,000	IX	55,000	55,000	55,000
Angyalfy Family Trust	50,000	IX	50,000	50,000	50,000
Duane L. Femrite Revocable Family Trust	15,000	IX	15,000	15,000	15,000
Lang Family Revocable Living Trust	15,000	IX	10,000	10,000	15,000
Victor Sibilla	50,000	IX	10,000	10,000	50,000
Tysadco Partners	27,000	IX	27,000	27,000	27,000
Alva Terry Staples	25,000	IX	25,000	25,000	25,000
Thomas D. Wolf	15,000	IX	5,000	5,000	15,000
Kathy Pudelko	10,000	IX	10,000	10,000	10,000
Thomas H. Smith	14,000	IX	14,000	14,000	14,000
Wilbert L. Miles	30,000	IX	15,000	15,000	30,000
Rob Ware	5,000	IX	5,000	5,000	5,000
Kevin J. Shields	100,000	IX	100,000	100,000	100,000
Robert J. Zappa	10,000	IX	10,000	10,000	10,000

GVC Partners LLC	-	X	11,149	11,149	-
Vicke Edwards- Barone	100,000	X	3,933	3,933	100,000
Steven M. Bathgate	-	X	16,663	16,663	-
Michael E. Donnelly	25,000	X	23,075	23,075	25,000
Richard T. Huebner	-	X	450	450	-
Harlan J. Scott	-	X	2,085	2,085	-
West Park Capital, Inc.	-	X	6,325	6,325	-

We will not receive any proceeds from the sale of the securities by the selling shareholders. We will pay all costs of registering the securities offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of the securities offered by them.

Upon the completion of this offering, and assuming all shares offered by the selling shareholders are sold, none of the selling shareholders, will own more than 1% of our common stock.

The controlling persons of the non-individual selling shareholders are:

Name of Shareholder	Controlling Person

Massachusetts Medical Properties, LLC	James F. Barton, Jr.
Bernadette Barton 2006 Trust	James F. Barton, Jr.
Brad W. Opel Revocable Trust	Brad Opel
JTO Revocable Trust	Tyler Opel
Westwood Capital Partners	Katherine A. Barton
Efrat Investments	Pinny Rotter
Firstfire Global Opportunities	Nick Fireman
Tysadco Partners	Robert Delvecchio
GKG Investments, LLC	Matt Gregarek
Genuine Partners	Tim Jay Brasel
BCS Capital, LLC	Katherine Barton
Angyalfy Family Trust	William B. Angyalfy
Duane L. Femrite Revocable Family Trust	Duane L. Femrite
Lang Family Revocable Living Trust	Lanny R. and Carol V. Lang
GVC Patners LLC	Vicki D. Edwards-Barone
West Park Capital, Inc.	Richard Rappaport

James F. Barton, Jr., the Brad Opel Revocable Trust, and the JTO Revocable Trust provided us with the $800,000 of construction financing referred to in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The Bernadette Barton 2006 Trust participated in our February 2018 convertible note financing.

We have an Investment Agreement with Mountain States Capital, LLC by which Mountain States agreed to provide us with up to $10,000,000 of funding through the purchase of shares of our common stock.  William D. Moreland controls Mountain States.

Other than the foregoing, no selling shareholder has, or had, any material relationship with us or our officers or directors.

Margaret Bathgate is the wife of Steven Bathgate. Vicki Edwards-Barone Steven Bathgate, Michael Donnelly, Richard Huebner, Harlan Scott and GVC Partners, LLC are affiliated with GVC Capital, LLC. GVC Capital and West Park Capital are securities brokers. These selling shareholders purchased their securities from us in the ordinary course of business and at the time of the purchase of these securities these selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute these securities. To our knowledge, no other selling shareholder is affiliated with a securities broker.

The shares of common stock to be sold by the selling shareholders may be sold by means of this prospectus from time to time as market conditions permit.

The shares of common stock may be sold by one or more of the following methods, without limitation:

●	a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

●	face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

 The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the securities owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Options and Warrants

See the “Market For Our Common Stock” section of this prospectus for information concerning our outstanding options and warrants.

Transfer Agent

Island Stock Transfer, Inc.

15500 Roosevelt Boulevard, Suite 301

Clearwater, FL 33760

(727) 289-0010

LEGAL PROCEEDINGS

Beginning September 21, 2014, we entered into a series of agreements with Wellness Group Pharms, LLC (“WGP”), an entity that was pursuing licenses to operate marijuana cultivation facilities under the Illinois Compassionate Use of Medical Cannabis Pilot Program Act.  On February 2, 2015 WGP was granted a license to operate a cultivation facility. As amended, these agreements provided, among other things, that we were to provide working capital advances to WGP, with any advances accruing interest at a rate of 18% per annum.

Between February 2015 and April 2015, we made working capital advances to WGP totaling $673,294.  We also funded costs totaling $332,357 to begin construction of WGP’s cultivation facility.  Due to WGP’s failure to comply with the terms of these agreements, and repeated lack of good faith and fair dealing, we terminated the agreements with WGP.

On April 7, 2017 we filed an arbitration claim against WGP. The arbitration hearing commenced on January 8, 2018 and concluded on January 10, 2018.

On March 15, 2018, the arbitration panel issued its final award and awarded us $1,761,675. This award consisted of $1,045,000, plus interest at the rate of 18% per year from April 18, 2015 through March 15, 2018 ($550,000), our attorneys’ fees and costs ($113,865), and arbitration fees and expenses ($52,810). The American Arbitration Association will also return to us $32,562 which we paid to the AAA as deposits during the course of the arbitration proceeding. The arbitration award issued on March 15, 2018 is final and not subject to appeal or counterclaim.

We are not involved in any other legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission's Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

AMERICANN, INC.

FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2017 AND 2016

AUDITED

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AmeriCann, Inc.

Denver, CO

We have audited the accompanying consolidated balance sheets of AmeriCann, Inc. and its subsidiary (the “Company”) as of September 30, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriCann, Inc. and its subsidiary as of September 30, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered recurring losses from operations and has an accumulated deficit. These conditions raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 1, 2017

AMERICANN, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2017	September 30, 2016

Assets
Current Assets:
Cash and cash equivalents	$1,627	$24
Interest receivable	-	2,521
Current portion of prepaid land lease	57,959	-
Prepaid expenses and other current assets	5,000	11,726
Note receivable	-	247,378
Total current assets	64,586	261,649

Land held for sale	1,611,312	2,250,809
Construction in progress	680,028	-
Furniture and equipment (net of depreciation of $3,704 and $2,581)	4,153	5,276
Website development costs (net of amortization of $28,820 and $14,986)	12,680	26,514
Notes and other receivables (net of allowance of $469,699)	780,315	780,315
Note receivable - related party	125,327	57,693
Prepaid land lease and related deposits, net of current portion	2,782,047	925,000
Security deposit	3,110	3,110
Total assets	$6,063,558	$4,310,366

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$624,623	$385,380
Interest payable (including $84,998 and $109,825 to related parties)	86,253	118,749
Other payables	19,699	14,927
Notes payable (net of discount of $0 and $35,250)	1,070,000	1,157,997
Total current liabilities	1,800,575	1,677,053

Notes payable - related party (inclusive of premium of $47,037 and $72,651)	1,978,683	2,024,297

Total liabilities	3,779,258	3,701,350

Commitments and contingencies - see Note 10

Stockholders' Equity:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 19,366,000 and 17,031,000 shares issued and outstanding as of September 30, 2017 and 2016, respectively	1,937	1,703
Additional paid in capital	10,959,188	6,512,244
Accumulated deficit	(8,676,825)	(5,904,931)
Total stockholders' equity	2,284,300	609,016

Total liabilities and stockholders' equity	$6,063,558	$4,310,366

See accompanying notes to consolidated financial statements.

AMERICANN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2017	2016

Revenues:
Consulting fees	$40,000	$60,000
Total revenues	40,000	60,000

Operating expenses:
Advertising and marketing	10,712	21,312
Professional fees	415,173	571,141
General and administrative expenses	1,412,314	583,739
Provision for doubtful accounts	-	13,229
Impairment of long-lived assets	639,497	-
Total operating expenses	2,477,696	1,189,421

Loss from operations	(2,437,696)	(1,129,421)

Other income (expense):
Interest income	11,086	183,255
Interest expense	(201,367)	(162,834)
Loss on extinguishment of debt	-	(991,939)
Interest expense - related party	(143,917)	(109,825)
Total other income (expense)	(334,198)	(1,081,343)

Net loss	$(2,771,894)	$(2,210,764)

Basic and diluted loss per common share	$(0.15)	$(0.13)

Weighted average common shares outstanding	19,007,371	17,031,000

See accompanying notes to consolidated financial statements.

AMERICANN, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

					Additional
	Preferred Stock		Common Stock		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances, September 30, 2015	-	$-	16,631,000	$1,663	$5,007,497	$(3,694,167)	$1,314,993
Stock-based compensation expense	-	-	-	-	131,075	-	131,075
Stock option expense	-	-	-	-	9,173	-	9,173
Stock issued for debt modification	-	-	400,000	40	1,364,499	-	1,364,539
Net loss	-	-	-	-	-	(2,210,764)	(2,210,764)
Balances, September 30, 2016	-	$-	17,031,000	$1,703	$6,512,244	$(5,904,931)	$609,016
Stock-based compensation expense	-	-	-	-	37,450	-	37,450
Shares and warrants issued to lessor	-	-	100,000	10	1,972,956	-	1,972,966
Stock option expense	-	-	-	-	222,988	-	222,988
Stock issued for options exercised	-	-	50,000	5	37,495	-	37,500
Stock issued for cash, net	-	-	2,185,000	219	2,176,055	-	2,176,274
Net loss	-	-	-	-	-	(2,771,894)	(2,771,894)
Balances, September 30, 2017	-	$-	19,366,000	$1,937	$10,959,188	$(8,676,825)	$2,284,300

See accompanying notes to consolidated financial statements.

AMERICANN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(2,771,894)	$(2,210,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,957	14,956
Provision for doubtful accounts	-	13,229
Stock based compensation and option expense	260,438	140,249
Loss on extinguishment of debt	-	991,939
Impairment of long-lived assets	639,497	-
Amortization of equity instruments issued to lessor	39,456	-
Amortization of debt discount/(premium)	9,636	-
Changes in operating assets and liabilities:
Interest receivable	2,521	3,454
Bank overdraft	10,616	-
Prepaid expenses	25,230	24,032
Accounts payable and accrued expenses	49,319	300,082
Interest payable	(7,669)	8,924
Interest payable - related party	(24,827)	109,825
Other payables	4,772	3,211
Net cash flows used in operations	(1,747,948)	(600,863)

Cash flows from investing activities:
Additions to construction in progress	(500,720)	-
Deposit on land	-	(725,000)
Payments received on notes receivable	247,378	338,927
Advances made on notes receivable - related party	(67,634)	(57,693)
Advances made on notes receivable	-	(128,744)
Net cash flows used in investing activities	(320,976)	(572,510)

Cash flows from financing activities:
Common stock issued for cash, net	2,176,274	-
Proceeds from exercise of stock options	37,500	-
Proceeds from note payable	104,657	724,544
Proceeds from note payable - related party	-	247,500
Payments on note payable - related party	(20,000)	-
Payments on notes payable	(227,904)	-
Net cash flows provided by financing activities	2,070,527	972,044

Net increase (decrease) in cash and cash equivalents	1,603	(201,329)

Cash and cash equivalents at beginning of period	24	201,353

Cash and cash equivalents at end of period	$1,627	$24

Supplementary Disclosure of Cash Flow Information:

Cash paid for interest (including $194,358 to related parties)	$396,841	$151,925
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activities:

Shares and warrants issued to lessor as consideration for land lease	1,972,966	-
Construction in progress expenditures incurred but not yet paid	179,308	-
Common stock issued for related party debt settlement	-	500,000
Debt discount on new debt	-	35,250
Reclass note payable to related party (3rd party debt was released and assumed by related party)	-	521,297
Debt discount/premium due to debt modification	-	72,651
Warrants issued with debt modification	-	756,637

See accompanying notes to consolidated financial statements.

AMERICANN, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

AmeriCann, Inc. ("the Company", “we”, “our”, or "the Issuer") was organized under the laws of the State of Delaware on June 25, 2010.

On January 17, 2014, a privately held limited liability company acquired approximately 93% of the Company's outstanding shares of common stock from several of the Company's shareholders which resulted in a change in control of the Company.

The Company's new business plan is to offer a comprehensive, turnkey package of services that includes consulting, design, construction and financing to approved and licensed marijuana operators throughout the United States. The Company's business plan is based on the anticipated growth of the regulated marijuana market in the United States.

The Company's activities are subject to significant risks and uncertainties including failure to secure funding to expand its operations.

Certain prior period amounts have been reclassified to conform with current period presentation. These reclassifications have no impact on net loss.

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of AmeriCann, Inc. and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions made by management are valuation of equity instruments, deferred tax asset valuation and allowance and collectability of long-lived assets. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.  See Note 3 for a discussion of our provision for doubtful accounts for amount amounts owed from WGP.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, demand deposit accounts and temporary cash investments with maturities of ninety days or less at the date of purchase.

Income Taxes

In accordance with ASC Topic 740, Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the consolidated balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the consolidated financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the consolidated financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2017, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Concentration of Credit Risks and Significant Customers

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash, notes receivables, deposits, accounts receivables and notes receivable. We place our cash with high credit quality financial institutions. As of September 30, 2017, we had outstanding notes receivable of $125,327 with Coastal Compassion Inc., and a note and a receivable in the amount of $1,250,014 with WGP (exclusive of provision for doubtful accounts of $469,699).  See Note 3 for a discussion of our provision for doubtful accounts for amounts owed from WGP.

For the years ended September 30, 2017 and 2016, all of the Company’s revenue was earned from one customer, 4900 Jackson, LLC.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. We had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods. The carrying value of short-term financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Derivative Liabilities

We evaluate stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each consolidated balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. We determined that none of our financial instruments meet the criteria for derivative accounting as of September 30, 2017 and 2016.

Long-Lived Assets

Our long-lived assets consisted of property, equipment and real estate and are reviewed for impairment in accordance with the guidance of the Topic ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 205, Presentation of Consolidated Financial Statements. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For the year ended September 30, 2017, we recognized impairment losses of $639,497 on our long-lived assets. There were no such charges for the year ended September 30, 2016.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to seven years. Land is classified as held for sale when management has the ability and intent to sell, in accordance with ASC Topic 360-45.

Construction in progress (CIP)

CIP consists of initial costs associated with the construction of our medical cannabis center, including interest expenses. When CIP is finished the asset will be transferred to property and equipment. No provision for depreciation is made on CIP until such time that the relevant assets are available and ready to use.

Capitalized Interest

The Company capitalizes interest to construction in progress made in connection with medical center cannabis construction that are not subject to current depreciation. Interest is capitalized only for the period that activities are in progress to bring the projects to their intended use. Capitalized interest was $28,697 and $0 for the years ended September 30, 2017, and 2016, respectively.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a "performance commitment" which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments is fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying consolidated statement of operations over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for noncash consideration are recorded at the estimated fair market value of the consideration granted based on the estimated fair market value of the equity instrument, or at the estimated fair market value of the goods or services received, whichever is more readily determinable.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC Topic 718, Stock Compensation. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC Topic 505-50, Equity, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

We recognize revenue when (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.

Advertising Expense

Advertising, promotional and selling expenses consisted of sales and marketing expenses, and promotional activity expenses. Expenses are recognized when incurred.

General and Administrative Expense

General and administrative expenses consisted of professional service fees, rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Loss per Share

We compute net loss per share in accordance with the ASC Topic 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Shares issuable upon the exercise of equity instruments such as warrants and options were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

Recently Adopted Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Consolidated Financial Statements - Going Concern (Subtopic 205-40).  The guidance requires management to evaluate whether there are conditions or events that raise substantial doubt about an entity's ability to continue as a going concern. If such conditions or events exist, disclosures are required that enable users of the consolidated financial statements to understand the nature of the conditions or events, management's evaluation of the circumstances and management's plans to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. We adopted this standard effective on January 1, 2017; however, the adoption of this guidance did not impact our financial position, results of operations or cash flows.  See Note 2 for a discussion regarding our ability to continue as a going concern.

Recently Issued Accounting Pronouncements

Between May 2014 and December 2016, the FASB issued several Accounting Standards Updates ASU on Revenue from Contracts with Customers (Topic 606). These updates will supersede nearly all existing revenue recognition guidance under current U.S. generally accepted accounting principles (GAAP). The core principle is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. A five-step process has been defined to achieve this core principle, and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standards are effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standards in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting the standards recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the impact of its pending adoption of these standards on its consolidated financial statements and has not yet determined the method by which it will adopt the standard in fiscal 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the consolidated balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases.  The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the consolidated balance sheet.   The accounting applied by a lessor is largely unchanged from that applied under previous GAAP.  The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted.  In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP.  The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to reduce complexity in accounting standards involving several aspects of the accounting for employee share-based payment transactions, including (1) the income tax consequences, (2) classification of awards as either equity or liabilities, and (3) classification on the statement of cash flows. The amendments will be effective for consolidated financial statements issued for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, and early adoption is permitted.  Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method, amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively, amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively, and amendments related to the presentation of excess tax benefits on the statement of cash flows can be applied using either a prospective transition method or a retrospective transition method. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to clarify how certain cash receipts and cash payments are presented and classified in the statement of cash flows.  The amendments should be applied using a retrospective transition method, and are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), to provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flow.  The amendments should be applied using a retrospective transition method, and are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect this amendment to have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250).  The ASU adds SEC disclosure requirements for both the quantitative and qualitative impacts that certain recently issued accounting standards will have on the consolidated financial statements of a registrant when such standards are adopted in a future period.  Specifically, these disclosure requirements apply to the adoption of ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-08, Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, to amend the amortization period for certain purchased callable debt securities held at a premium. The ASU shortens the amortization period for the premium to the earliest call date. Under current Generally Accepted Accounting Principles (“GAAP”), entities generally amortize the premium as an adjustment of yield over the contractual life of the instrument. The amendments should be applied on a modified retrospective basis, and are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period.  The Company is currently evaluating the impact of this amendment on its consolidated financial statements.

In February 2017, the FASB issued ASU No. 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, to clarify the scope of Subtopic 610-20, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets, and to add guidance for partial sales of nonfinancial assets. Subtopic 610-20, which was issued in May 2014 as a part of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. The amendments are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, which is the same time as the amendments in ASU No. 2014-09, and early adoption is permitted. The Company is currently evaluating the impact of this amendment on its consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC Topic 718. The amendments are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period.  The Company does not expect this amendment to have a material impact on its consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity.  The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments.  As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period.  The Company plans to early adopt the ASU, and is currently evaluating implementation date and the impact of this amendment on its consolidated financial statements.

NOTE 2.     GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $8,676,825 and $5,904,931 at September 30, 2017 and 2016, respectively, had a net loss of $2,771,894 for the year ended September 30, 2017 and a working capital deficit of $1,735,989. Further, the amount due from WGP of $1,250,014 (before an allowance of $469,699) may not be collectible. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. While the Company is attempting to increase operations and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds through the sale of its securities. The Company filed a Demand for Arbitration against WGP on April 7, 2017. The arbitration hearing is scheduled to occur on January 8, 2018.

To date, the Company has funded its operations primarily by way of the sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties. The Company currently needs to raise additional capital in order to fund operations, maintain the land lease agreement, as well as to make payments on existing liabilities.  The Company is continuing to raise capital, as it did during the year ended September 30, 2017, in order to continue the Company’s business operations.  The Company currently requires approximately $7 million to properly fund is business plan over the next twelve months.  On September 1, 2017, the Company entered into an equity line agreement with Mountain States Capital, LLC (“MSC”). Under the equity line agreement, MSC agreed to provide the Company with up to $10,000,000 of funding through the purchase of shares of the Company’s common stock. MSC has the option to increase the equity line agreement for a total of $20,000,000.  On October 5, 2017, the Company entered into an agreement to sell the parcel of land in Denver, Colorado for $1,760,000.  On October 30, 2017 the Company secured $800,000 in financing from three unrelated parties in the form of a loan. There can be no assurance that the Company’s management will be successful in its planned efforts, and a failure to do so may lead to the Company being unable to continue its operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3.     NOTES RECEIVABLE

Notes and Other Receivables consisted of the following:

	September 30, 2017	September 30, 2016

Note receivable from 4900 Jackson, LLC, a licensed dispensary, interest rate of 12.0%; monthly principal and interest payments of $50,000, with a balloon payment of $182,531 due on May 1, 2017; collateralized by the borrower's assets.	$-	$247,378

Notes and other receivables from WGP, a licensed medical marijuana cultivator; $673,294 note secured by real and personal property of the borrower, interest rate of 18.0%; accrued consulting fees of $40,000, construction advances of $332,357 and accrued interest of $204,363. Net of reserves of $469,699. All amounts are due and payable immediately.	780,315	780,315

Related party note receivable from CCI, a non-profit corporation, financing of up to $2.5 million through April 2021, interest rate of 18.0%; monthly principal and interest payments commencing the sixth month after CCI begins to generate sales; construction and working capital advances of $119,635, and accrued interest of $5,692; unsecured.	125,327	57,693
	905,642	1,085,386
Less: Current portion	-	247,378
	$905,642	$838,008

The notes and other receivables from WGP are classified as long term due to ongoing disputes between the Company and WGP. We filed a Demand for Arbitration against WGP on April 7, 2017. The arbitration hearing is scheduled to begin on January 8, 2018.

NOTE 4. LAND HELD FOR SALE

On July 31, 2014, we closed on an all cash purchase of a five-acre parcel of land located in north central Denver, Colorado. The total purchase price for the property was $2,250,000.  The property is currently zoned for cannabis cultivation and processing by the City and County of Denver. This property serves as collateral for a $990,000 loan which is due and payable on March 15, 2018.  See Note 5 for a discussion regarding the note payable. On October 5, 2017, we entered into a purchase and sale agreement to sell the parcel of land for $1,760,000 to EEN Real Estate, Inc.  An impairment loss of $639,497 was recognized for the year ended September 30, 2017 to adjust the carrying value to $1,611,312, net of estimated selling costs.  The property is reported in the Company’s consolidated balance sheet at September 30, 2017 as Land Held for Sale of $1,611,312.

NOTE 5.     NOTES PAYABLE

Unrelated

On September 15, 2015, a potential buyer loaned the Company $900,000. The loan bears interest at 12% per year and was due and payable on March 16, 2016. The Company used $650,000 of the proceeds to repay an existing loan that was secured by the land that is classified as held for sale. On April 6, 2016, the loan was modified to increase the principal balance to $990,000, increase the interest rate to 18% per year, and extend the due date to March 15, 2017. We considered ASC Topic 470-50, Debt Modifications and Extinguishments, and determined that the modification was an extinguishment and therefore, recognized a loss on the extinguishment of the original debt of $90,000 in the year ended September 30, 2016. On March 15, 2017, the maturity date of the loan was extended to March 15, 2018, and the interest rate remained the same at 18% per year. We may repay the loan at any time without penalty. Interest expense was $188,100 and $150,497 for the years ended September 30, 2017 and 2016, respectively.

As of September 30, 2016, we had borrowed $203,247 from various unrelated parties. The interest rates on these notes ranged from 8% to 18%, due dates ranged from December 14, 2016, through January 15, 2017, and $75,000 was convertible into the Company’s common stock at a conversion price of $0.75. In addition to the notes, we issued warrants to purchase 75,000 shares of our common stock, exercisable at a price of $0.75 per share, and warrants to purchase an additional 75,000 shares of common stock, exercisable at a price of $1.25 per share. Both sets of warrants expire on September 15, 2020. We allocated the new proceeds to the warrants, stock options, and the convertible debt based on their relative fair values, as determined by the Black Scholes option pricing model. Based on the Black Scholes option pricing model, $35,250 was allocated to the warrants which are reflected in additional paid-in-capital and $35,250 was allocated to a debt discount. The debt discount was amortized on a straight-line basis over the term of the note. During the year ended September 30, 2017, we received advances of $24,657 and made payments of $227,904. At September 30, 2017, accrued interest on this note payable was $0. At September 30, 2017, there was no outstanding principal or interest, and no unamortized debt discount due to the full payment of the notes. Interest expense was $4,267 and $12,337 for the years ended September 30, 2017 and 2016, respectively.

On August 25, 2017, we entered into a Promissory Note with an unrelated party that provides financing of up to $150,000. The note bears interest at 12% and is due and payable on May 31, 2018. As of September 30, 2017, we had borrowed $80,000. At September 30, 2017, accrued interest on this note payable was $1,255. Interest expense was $1,255 and $0 for the years ended September 30, 2017 and 2016, respectively.

Related Party

On February 1, 2016, we entered into an agreement with an unrelated party which provided us with borrowing capacity of $200,000. On May 1, 2016, the agreement was amended to increase the borrowing capacity to $1,000,000. On July 14, 2016, Strategic Capital Partners (“SCP”) assumed the $521,297 loan borrowed against this credit line, increasing the total balance owed to SCP to $2,431,646. SCP is controlled by Benjamin J. Barton, one of our officers and directors and a principal shareholder. The amounts borrowed from SCP were used to fund our operations.

On July 14, 2016, we entered into a debt modification agreement whereby a portion of the debt was converted into common stock and the remaining debt was renegotiated into two promissory notes.

Of the amounts owed to SCP, $500,000 was converted into 400,000 shares of our common stock ($1.25 conversion rate).

The remaining $1,931,646 owed to SCP was divided into two promissory notes.

The first note, in the principal amount of $1,000,000, bears interest at 9.5% per year and matures on December 31, 2019. Interest is payable quarterly. The note can be converted at any time, at the option of the lender, into shares of our common stock, initially at a conversion price of $1.25 per share. The conversion price will be proportionately adjusted in the event of any stock split or capital reorganization. The note is not secured. At September 30, 2017, accrued interest on this note payable was $47,630.

If the average closing price of our common stock is at least $2.50 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days is at least 100,000 shares, we may, within 10 days of the end of such twenty-day period, notify SCP that its right to convert the note into shares of our common stock will end 45 days after the date of the notice to SCP.

The second note, in the principal amount of $931,646, bears interest at 8% per year and matures on December 31, 2019. Interest is payable quarterly. The note is not convertible into shares of our common stock. The note is secured by a second lien on our property in Denver, Colorado and a first lien on all amounts due to us by WGP. Any payments received from the sale, lease or commercialization of the property in Denver, and any amounts received from WGP, will be applied to the principal amount of the note. Otherwise, all unpaid principal and interest will be due on December 31, 2019. At September 30, 2017, accrued interest on this note payable was $37,368.

The Company analyzed the modification of the note under ASC Topic 470, Debt, and concluded that the modification was an extinguishment and therefore, recognized a loss on the extinguishment of the original debt of $901,939 in the year ended September 30, 2016.

In connection with the debt modification agreement, we issued SCP warrants to purchase 800,000 shares of our common stock, exercisable at a price of $1.50 per share, and warrants to purchase an additional 800,000 shares of common stock, exercisable at a price of $3.00 per share. Both sets of warrants expire on June 30, 2020. See Note 9 for additional information on the warrants. We allocated the relative fair values to the warrants, stock options, and convertible debt, as determined by the Black Scholes option pricing model. Based on the Black Scholes option pricing model, a net debt premium of $72,651 was allocated to the warrants which are reflected in additional paid-in-capital. The debt premium is being amortized on a straight-line basis over the term of the notes.

At September 30, 2017, the outstanding principal on these notes was $1,978,683, and the unamortized debt premium was $47,037. Amortization of debt premium was $25,614 and $0 for the year ended September 30, 2017 and 2016, respectively.

NOTE 6.     RELATED PARTY TRANSACTIONS

Strategic Capital Partners. At September 30, 2017 and 2016, we had outstanding notes payable to SCP, of $1,978,683 and $2,024,297, respectively. On July 14, 2016, $500,000 of the amount owed to SCP was converted into 400,000 shares of our common stock, and the remaining $1,931,646 owed to SCP was divided into two promissory notes. See Notes 5 and 9.

Interest expense was $143,917 and $109,825 for the years ended September 30, 2017 and 2016, respectively. Interest payable – related party of $84,998 and $109,825 was included in the accompanying consolidated balance sheets at September 30, 2017 and September 30, 2016, respectively.  During 2017, the Company made interest payments of $194,358, principal payments of $20,000, and received no advances. During 2016, the Company received advances of $247,500 and made no payments.

Coastal Compassion. On April 7, 2016, we signed agreements with Coastal Compassion Inc. (“CCI”). CCI is one of a limited number of non-profit organizations that has received a provisional or final registration to cultivate, process and sell medical cannabis by the Massachusetts Department of Public Health. CCI has agreed to become the initial tenant in our planned MMCC. Tim Keogh, our Chief Executive Officer, is a Board Member of CCI.

Pursuant to the agreements, we agreed to provide CCI with financing of up to $2.5 million for a five-year term at 18% interest per year for construction and working capital required for CCI’s approved dispensary and cultivation center in Fairhaven, MA. For a three- year period beginning April 1, 2016, we agreed to consult with CCI in the design, construction and operation of the Fairhaven facility. CCI will owe us $10,000 each month for these consulting services, but is not required to pay until six months after generating certain revenues. Although the DPH has approved our agreement with CCI relating to the development and lease terms of the MMCC, the actual lease agreement with CCI has not been finalized or approved by the DPH. We will need to secure significant capital to provide the financing to CCI.

As of September 30, 2017, we have provided financing to CCI of $125,327, which includes construction and working capital advances of $119,635, and accrued interest of $5,692.

NOTE 7.     EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	Year Ended September 30,
	2017	2016

Net loss attributable to common stockholders	$(2,771,894)	$(2,210,764)

Basic weighted average outstanding shares of common stock	19,007,371	17,031,000
Dilutive effects of common share equivalents	-	-
Dilutive weighted average outstanding shares of common stock	19,007,371	17,031,000

Basic and diluted net loss per share of common stock	$(0.15)	$(0.13)

As of September 30, 2017, we have excluded 1,305,000 of stock options and 10,166,000 of warrants from the computation of diluted net loss per share since the effects are anti-dilutive. As of September 30, 2016, we have excluded 1,205,000 of stock options and 4,341,000 of warrants from the computation of diluted net loss per share since the effects are anti-dilutive.

NOTE 8.     INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to ASC Topic 740. The Company early adopted ASU 2015-17, Balance Sheet Classification of Deferred Taxes, during the year ended September 30, 2016.

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items. Loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

The components of the deferred income tax assets and liabilities arising under ASC Topic 740 were as follows:

September 30,
	2017	2016

Deferred tax assets	$-	$-

Deferred tax liabilities	-	-

Net deferred tax assets/(liabilities)	$-	$-

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred assets and liabilities are as follows:

	September 30,
	2017		2016
	Temporary Difference	Tax Effect	Temporary Difference	Tax Effect

Deferred tax assets
Net operating loss	$1,789,958	$663,358	$1,156,331	$428,536
Other temporary differences	716,750	265,628	9,261	3,432
Net deferred tax assets	2,506,708	928,986	1,165,592	431,968
Valuation allowance	(2,506,708)	(928,986)	(1,165,592)	(431,968)
Total deferred tax asset	-	-	-	-

Deferred tax liabilities
Total deferred liability	-	-	-	-
Total net deferred tax asset	$-	$-	$-	$-

At September 30, 2017 and September 30, 2016, the Company had approximately and $4,370,404 and $2,551,748 respectively, in unused federal net operating loss carryforwards, which begin to expire principally in the year 2034.  A deferred tax asset at each date of approximately $928,986 and $431,968 resulting from the loss carryforwards and other temporary differences has been offset by a 100% valuation allowance.  The change in the valuation allowance for the period ended September 30, 2017 and September 30, 2016 was approximately $497,018 and $27,396.

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	September 30,
	2017	2016

U.S. Federal statutory graduated rate	34.00%	34.00%
State income tax rate, net of federal benefit	3.06%	3.06%
Total rate	37.06%	37.06%

Less: Net operating loss for which no benefit is currently available	(37.06)%	(37.06)%
Net effective rate	0.00%	0.00%

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are September 30, 2015, 2016, and 2017. In evaluating the Company’s provisions and accruals, future taxable income, and reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

NOTE 9.     EQUITY

Preferred Stock

The Company has authorized 20,000,000 shares of $.0001 par value preferred stock. No preferred shares were outstanding at September 30, 2017 and 2016.

Common Stock

On July 14, 2016, $500,000 of a note payable to SCP was converted into 400,000 shares of the Company’s common stock ($1.25 conversion rate) as part of an overall debt modification. See Note 5.

On November 7, 2016, we sold 2,000,000 Units at a price of $1.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant allows the Holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020. The relative fair value of the warrants issued was approximately 43% of the proceeds received. The offering provided us with $2,000,000 in gross proceeds and the potential for an additional $6,000,000 in proceeds with the exercise of the Series I Warrants. Stock issuance costs of $193,726 were netted against the proceeds from this placement. The proceeds from the placement will be utilized for the MMCC development, to pursue new opportunities in California, Pennsylvania, Florida and other states, and general corporate purposes.

On March 21, 2017, we issued 50,000 shares of the Company’s common stock related to the exercise of 50,000 options and received cash proceeds of $37,500.

During the year ended September 30, 2017, we sold 185,000 Units at a price of $2.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series V Warrant. Each Series V Warrant allows the Holder to purchase one share of our common stock at a price of $5.00 per share at any time on or before May 18, 2021. The relative fair value of the warrants issued was approximately 48% of the proceeds received. The offering provided us with $370,000 in gross proceeds and the potential for an additional $925,000 in proceeds with the exercise of the Series V Warrants.

On September 1, 2017, we entered into an equity line agreement with Mountain States Capital, LLC (“MSC”). Under the equity line agreement, MSC agreed to provide us with up to $10,000,000 of funding through the purchase of shares of the Company’s common stock. MSC has the option to increase the equity line agreement for a total of $20,000,000. During the term of the agreement, at our sole discretion we may deliver a Put Notice to MSC, which will specify the dollar amount which the Company wants to draw down under the Equity Line. The amount we can draw down at any one time is the lesser of twice the average of the 10-day average daily trading volume (computed by multiplying the volume weighted average price for each day by the number of shares traded for that day), or $500,000. A closing will occur on the date which is no earlier than five trading days following and no later than seven trading days following the applicable Put Notice. On each closing date, we will sell, and MSC will purchase, the shares of the Company’s common stock specified in the Put Notice. The amount to be paid by MSC on a particular closing date will be determined by dividing the dollar amount specified in the Put Notice by the Purchase Price. The Purchase Price is 90% of the lowest daily volume weighted average price of the Company’s common stock during the Pricing Period. The Pricing Period, with respect to a particular Put Notice, is five consecutive trading days including, and immediately following, the delivery of a Put Notice. However, no Put Notice may be delivered on a day that is not a Trading Day. The Company may specify a Minimum Price when submitting a Put Notice, provided however that the Minimum Price must be more than 75% of the Closing Price of the Company’s Common Stock on the date immediately preceding the date of the delivery of the Put Notice. If the Purchase Price is less than the Minimum Price, the Company may, at its option,

●	sell shares to MSC on the Closing Date using the Purchase Price; or
●	provide MSC the opportunity to purchase some or all of the shares using the Minimum Price instead of the Purchase Price.

The Company is under no obligation to submit any Put Notices. The equity line agreement has a term of 18 months, which will begin on the effective date of the registration statement which the Company has agreed to file with the Securities and Exchange Commission so that the shares of common stock to be sold to MSC may be sold in the public market. As of September 30, 2017, we have not drawn on the equity line and no shares have been issued.

Shares Issued to Officer

In connection with an employment agreement described in Note 10, SCP, the Company's largest shareholder, sold 1,200,000 shares of the Company's common stock to Mr. Keogh at a price of $0.001 per share. The estimated fair market value of the stock was $0.75 per share based the then current Private Placement Memorandum in place resulting in an aggregate stock based compensation of $898,800 for the difference between the estimated fair market value of $0.75 and the purchase price of $0.001 per share. As the Company expects the shares to be earned over the vesting period, the Company will amortize the entire amount to stock based compensation in the Company's consolidated statement of operations over the vesting period. Stock based compensation expense for these shares was $37,450 and $131,075 for the years ended September 30, 2017 and 2016, respectively.  As of September 30, 2017, there was no unrecognized stock based compensation expense associated with this award. As of September 30, 2017, all shares have vested.

Shares Issued to Consultants

On February 19, 2015, the Company issued 50,000 shares of common stock in connection with an investment relation services agreement dated December 1, 2014 whereby 25,000 shares vested immediately and 25,000 shares vested on the six-month anniversary of the agreement. Services are for a period of 12 months. These shares had an aggregate value of $34,250 based on the fair market value of the stock on the vesting date.  Amortization of the prepaid expense for these shares was $0 and $5,708 for the years ended September 30, 2017 and 2016, respectively, and recognized in general and administrative expenses.

Shares Issued to Lessor

As described in Note 10, on October 17, 2016, we entered into a Share Purchase Agreement with MMP pursuant to which we issued to MMP 100,000 shares of our common stock at par value of $0.0001 (“Common Stock”), and a warrant to purchase up to 3,640,000 shares of Common Stock at an exercise price of $1.00 per share. The warrant can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. The warrant does not contain a cashless exercise provision.

Stock Options

Options Issuances in 2016

There were no stock options granted in 2016.

Options Issuances in 2017

On August 18, 2017, our board of directors adopted a stock incentive plan (“the plan”) that provides for the grant of Incentive Stock Options, Non-Qualified Stock Options or Stock Bonuses to persons who are employees of the Company, employees of subsidiaries of the Company, directors, officers, and consultants. Under the plan, the Company may grant up to 1,500,000 options, each to purchase one share of common stock, subject to an exercise price and vesting schedule to be established by the board of directors at the time of the grant. On August 18, 2017, the Company awarded a total of 150,000 options to four consultants at an exercise price of $2.50 per share under the plan. The options vested immediately and can be exercised at any time on or before August 21, 2021. The fair value of the options was established using the Black Scholes option pricing model using the following assumptions:

●	Risk-free interest rate – 1.62 percent
●	Expected term – 4.0 years
●	Volatility – 179 percent

As these options were fully vested at grant date, the full value of $222,988 was recognized immediately as stock based compensation expense and no further expense will be recognized associated with these awards.

Summary Option Activity

The following table shows the stock option activity for the years ended September 30, 2017 and 2016:

			Weighted
		Weighted	Average
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(Years)	Value

Outstanding at September 30, 2015	1,205,000	$8.70	1.5	$-
Granted	-	-	-	-
Cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2016	1,205,000	$8.70	1.5	$-
Granted	150,000	$2.50	4.0	-
Cancelled	-	-	-	-
Exercised	50,000	$0.75	2.0	-
Outstanding as of September 30, 2017	1,305,000	$8.29	0.9	$-
Vested and expected to vest at September 30, 2017	1,305,000	$8.29	0.9	$-
Exercisable at September 30, 2017	1,305,000	$8.29	0.9	$-

Stock based compensation expense related to the options was $222,988 and $9,173 for the years ended September 30, 2017 and 2016, respectively. At September 30, 2017, there is no remaining unrecognized stock-based compensation associated with stock options. During the years ended September 30, 2017 and 2016, we received proceeds of $37,500 and $0, respectively, from stock option exercises.

Warrants

Warrant Issuances in 2016

On July 14, 2016, $500,000 of the amount owed to SCP discussed in Note 6 was converted into 400,000 shares of our common stock. In connection with the conversion, we issued SCP warrants to purchase 800,000 shares of our common stock, exercisable at a price of $1.50 per share, and warrants to purchase an additional 800,000 shares of common stock, exercisable at a price of $3.00 per share. Both sets of warrants expire on June 30, 2020. The first set of warrants was valued at $510,960 using the Black Scholes option pricing model with the following assumptions: $1.02 value of stock on grant date; $1.25 exercise price; 4-year vesting; 0.96% risk free interest rate; 100% volatility factor; and 0% dividend yield. The second set of warrants was valued at $410,328 using the Black Scholes option pricing model with the following assumptions: $1.02 value of stock on grant date; $3.00 exercise price; 4-year vesting; 0.96% risk free interest rate; 100% volatility factor; and 0% dividend yield.

The warrants to purchase the first 800,000 shares of our common stock will expire 45 days after written notice to SCP that the average closing price of our common stock was at least $3.00 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days was at least 100,000 shares, provided a registration statement is in effect with respect to the shares issuable upon the exercise of the Warrants.

The warrants to purchase the additional 800,000 shares of our common stock will expire 45 days after written notice to SCP that the average closing price of our common stock was at least $4.80 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days was at least 100,000 shares, provided a registration statement is in effect with respect to the shares issuable upon the exercise of the Warrants.

On September 15, 2016, we borrowed $25,000 each from three unrelated parties. In connection with these notes, we issued warrants to purchase a total of 75,000 shares of our common stock, exercisable at a price of $0.75 per share, and warrants to purchase an additional 75,000 shares of common stock, exercisable at a price of $1.25 per share. Both sets of warrants expire on September 15, 2020.

Warrant Issuances in 2017

During the year ended September 30, 2017, we sold 185,000 Units at a price of $2.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series V Warrant. Each Series V Warrant allows the Holder to purchase one share of our common stock at a price of $5.00 per share at any time on or before May 18, 2021. The relative fair value of the warrants issued was approximately 48% of the proceeds received. The offering provided us with $370,000 in gross proceeds and the potential for an additional $925,000 in proceeds with the exercise of the Series V Warrants.

On November 7, 2016, we sold 2,000,000 Units at a price of $1.00 per Unit. The Units were sold in a private offering to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant allows the Holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020. The relative fair value of the warrants issued was approximately 43% of the proceeds received. The offering provided us with $2,000,000 in gross proceeds and the potential for an additional $6,000,000 in proceeds with the exercise of the Series I Warrants. The proceeds from the placement will be utilized for the MMCC development, to pursue new opportunities in California, Pennsylvania, Florida and other states, and general corporate purposes.

As described in Note 10, on October 17, 2016, we entered into a Share Purchase Agreement with MMP pursuant to which we issued to MMP 100,000 shares of our common stock at par value of $0.0001 (“Common Stock”), and a warrant to purchase up to 3,640,000 shares of Common Stock at an exercise price of $1.00 per share. The warrant can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. The warrant does not contain a cashless exercise provision.

The following table shows the warrant activity for the years ended September 30, 2017 and 2016:

			Weighted
		Weighted	Average
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(Years)	Value

Outstanding at September 30, 2015	2,591,000	$8.92	2.7	$-
Granted	1,750,000	2.14	3.8	$-
Cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2016	4,341,000	$6.19	2.1	$-
Granted	5,825,000	1.81	3.1	$-
Cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding as of September 30, 2017	10,166,000	$3.68	2.4	$3,756,000
Vested and expected to vest at September 30, 2017	10,166,000	$3.68	2.4	$-
Exercisable at September 30, 2017	6,526,000	$5.18	2.0	$480,000

NOTE 10.     COMMITMENTS AND CONTINGENCIES

Officer Employment Agreement.  On March 25, 2014, the Company entered into an employment agreement with Mr. Keogh. The agreement: (i) has an initial term of three years; (ii) requires that Mr. Keogh devote at least 50% of his time to the Company and; (iii) provides that the Company will pay Mr. Keogh $12,000 per month during the term of the agreement. In connection with this employment agreement the Company granted Mr. Keogh shares of common stock and options.  See Note 9.

Investment Relations Consulting Agreement. On December 1, 2014, the Company entered into an investment relation services agreement where the Company pays $4,000 per month in exchange for services.  There were no such transactions during the year ended September 30, 2017 and 2016.

Consulting Agreement. On December 1, 2014, the Company entered into a consulting agreement with a community relations and public affairs company.  There were no such transactions during the year ended September 30, 2017 and 2016.

MMCC.  On January 14, 2015, we entered into an agreement to purchase a 52.6 acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. We plan to develop the property as the MMCC. Plans for the may include the construction of sustainable greenhouse cultivation and processing facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program. We paid the seller $100,000 upon the signing of the agreement which amount will be applied toward the purchase price at the closing.

Between August 2015 and September 2016, there were several amendments to the Agreement to extend the closing date to October 14, 2016. As consideration for the extensions, the Company, at closing, agreed to increase the purchase price to $4,325,000 and paid the seller $725,000, which was be applied to the purchase price of the land if and when the Company closes on this transaction. As of September 30, 2016, the Company had paid $925,000 that was to be applied to the purchase price of the land at closing. On October 17, 2016, the Company closed on the land purchase via a sales-leaseback transaction. See ‘Operating Leases’ section below for additional information.

Operating Leases

Land

On October 17, 2016, the Company closed the acquisition of the 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The deposits of $925,000 previously paid by the Company to the seller, BBC, were credited against the total purchase price of $4,475,000. The remaining balance of $3,550,000 was paid to BBC by Massachusetts MMP. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the MMCC. Plans for the MMCC include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

As part of a simultaneous transaction, the Company assigned the property rights to MMP for a nominal fee and entered a lease agreement pursuant to which MMP agreed to lease the property to the Company for an initial term of fifty (50) years. We have the option to extend the term of the lease for four (4) additional ten (10) year periods. The lease is a triple net lease, with the Company paying all real estate taxes, repairs, maintenance and insurance.

The lease payments will be the greater of (a) $30,000 per month; (b) $0.38 per square foot per month of any structure built on the property; or (c) 1.5% of all gross monthly sales of products sold by the Company, any assignee of the Company, or any subtenant of the Company. The lease payments will be adjusted up (but not down) every five (5) years by any increase in the Consumer Price Index.

Between October 17, 2016 and April 17, 2017, the monthly lease payments accrued, with all accrued lease payments paid to MMP on April 17, 2017. On April 17, 2017, the Company reimbursed MMP’s costs and expenses associated with the acquisition of the property, the lease, and the acquisition of the shares and the warrant from the Company (as further described below).

Under the terms of the lease, the Company had six (6) months to obtain $2.6 million in capital funding for the construction of the first phase building. In the event that the Company was unable to raise these funds within the six (6) month period, the Company had an additional six (6) month period to do so; provided, that the Company has paid accrued lease payments and closing costs. If the Company was then unable to raise these funds on or before twelve (12) months from October 17, 2016, the lease would terminate. On October 17, 2017, the lease agreement was amended to provide that the Company will have until 16 months from October 17, 2016 to raise $2.6 million in capital funding. In addition to extending the funding deadline, this amendment granted MMP warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $1.50 per share. The warrant can be exercised at any time on or after October 17, 2017 and on or before October 17, 2022.

The Company received a credit for the $925,000 paid towards the purchase price of the land in the form of discounted lease payments. For the initial fifty (50) year term of the lease, the lease payments will be reduced by $1,542 each month.

In connection with the sale of the property to MMP and the lease, the Company and MMP entered into a Share Purchase Agreement pursuant to which the Company issued to MMP 100,000 shares of its common stock at par value of $0.0001 (“Common Stock”), and a warrant to purchase up to 3,640,000 shares of Common Stock at an exercise price of $1.00 per share. The warrant can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. The warrant does not contain a cashless exercise provision. The fair value of the warrant was established using the Black Scholes option pricing model using the following assumptions:

●	Risk-free interest rate – 1.12 percent
●	Expected term – 4.0 years
●	Volatility – 115 percent

The Company allocated $1,972,966 to the warrant which is reflected in additional paid-in-capital and was allocated to prepaid land lease. The fair value of the common stock on the date of the agreement was $73,000, which is also reflected in additional paid-in-capital and was allocated to prepaid land lease. The prepaid land lease is being amortized on a straight-line basis over the term of the lease. The lease expense was $506,765 and $0 for the year ended September 30, 2017 and 2016, respectively.

Office space

The Company leases its office space located at 3200 Brighton Boulevard, Denver, Colorado for $2,920 per month on a month-to-month basis. Upon signing the lease, the Company paid a refundable deposit of $3,110. The lease expense was $35,610 and $35,145 for the year ended September 30, 2017 and 2016, respectively.

Automobiles

The Company leases an automobile under an operating lease commencing October 4, 2014 for 39 months at $611 per month. The lease expense was $7,390 and $7,483 for the year ended September 30, 2017 and 2016, respectively.

At September 30, 2017, the future rental payments required under operating leases are as follows:

2018	342,406
2019	341,496
2020	341,496
2021	341,496
2022	341,496
Thereafter	15,026,024
Total	16,734,414

NOTE 11.     SUBSEQUENT EVENTS

Convertible loans

On October 5, 2017, the Company borrowed $128,000 from an unrelated party. The loan bears interest at a rate of 12% and is due and payable on October 5, 2018.  At any time on or before April 5, 2018 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. After April 5, 2018, the Company may not repay the loan without the consent of the Lender. At any time after April 5, 2018, the full value of any unpaid principal is convertible into the Company’s common stock at a variable conversion price.  The conversion price is equal to: (a) if the market price is greater than or equal to $1.35, the greater of (1) the variable conversion price (defined as market price multiplied by 65 percent) and (2) the fixed conversion price of $1.00, and (b) if the market price is less than $1.35, the lessor of (1) the variable conversion price and (2) the fixed conversion price.

On November 13, 2017, the Company borrowed $68,000 from an unrelated party. The loan bears interest at a rate of 12% and is due and payable on November 13, 2018.  At any time on or before May 13, 2018 the Company may prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. After May 13, 2018, the Company may not repay the loan without the consent of the Lender. At any time after May 13, 2018, the full value of any unpaid principal is convertible into the Company’s common stock at a variable conversion price.  The conversion price is equal to: (a) if the market price is greater than or equal to $1.35, the greater of (1) the variable conversion price (defined as market price multiplied by 65 percent) and (2) the fixed conversion price of $1.00, and (b) if the market price is less than $1.35, the lessor of (1) the variable conversion price and (2) the fixed conversion price.  Market price is defined as the average of the lowest two daily dollar volume-weighted average sales price for the common stock during the fifteen day trading period ending on the latest complete trading day prior to the conversion date.

Construction loan

On October 30, 2017 the Company secured $800,000 in financing from three unrelated parties (the “Lenders”) in the form of a loan. The primary use of the loans proceeds will be to prepare the Company’s Massachusetts Medical Cannabis Center (the “MMCC”) for the first phase of development, which will include a pad-ready site for Building 3 and the improvements to the entrance and roadways for the entire project. The remaining loan proceeds will be used to pay lease payments, thru Nov 17, 2017, to Medical Massachusetts Properties, LLC, owner of the land on which the MMCC will be built, and for working capital.

The loan bears interest at 8% per year and is due and payable on April 30, 2018. At the options of the Lenders, all or any portion of the outstanding loan balance is convertible into shares of the Company’s common stock. The number of shares of the Company’s common stock which will be issued upon any conversion will be determined by dividing the amount to be converted by $1.50, which amount will be proportionately adjusted in the event of any stock split or capital reorganization. The loan may be prepaid at any time, without penalty on 5 days’ notice to the Lenders.

The loan is secured by a second deed of trust on the Company’s property in Denver, Colorado. Following the closing of any sale of the Company’s Denver property, the Lenders will have 10 days to notify the Company in writing as to whether the Lenders want to:

●	use all or a portion of the net proceeds from the sale of the Denver property to purchase restricted shares of the Company’s common stock at a price of $1.50 per share; or
●	have the net proceeds applied to the unpaid accrued interest and principal amount of the Loan.

As further consideration for the loan, the Company issued warrants to the Lenders which allow the Lenders to purchase up to 660,000 shares of the Company’s common stock. The warrants are exercisable at a price of $1.50 per share any time on or before October 13, 2022.

Amendment to Lease on property in Freetown, Massachusetts

On October 17, 2016, the Company closed the previously announced acquisition of a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The Company plans to develop the property as the Massachusetts Medical Cannabis Center (the “MMCC”).

As part of a simultaneous transaction, the Company sold the property to Massachusetts Medical Properties, LLC (“MMP”) and the Company and MMP entered into a lease, pursuant to which MMP leased the property to the Company for an initial term of fifty years.

Under the terms of the lease, the Company had until October 16, 2017 to obtain capital funding for the construction of the first phase building. On October 17, 2017 the Company and MMP amended the lease to provide that the Company will have until 16 months from October 17, 2016 to raise $2.6 million for the construction of the first phase of the MMCC. If the Company is unable to raise $2.6 million on or before 16 months from October 17, 2016, the lease will terminate.

As further consideration for the amendment to the lease, the Company issued a warrant which allows MMP to purchase 100,000 shares of the Company’s common stock at a price of $1.50 per share. The warrant expires on October 17, 2022.

AMERICANN, INC.

FINANCIAL STATEMENTS

NINE MONTHS ENDED JUNE 30, 2018 and 2017

Unaudited Consolidated Balance Sheets	F-1
Unaudited Consolidated Statements of Operations	F-2
Unaudited Consolidated Statements of Cash Flows	F-3
Notes to the Unaudited Consolidated Financial Statements	F-4

AMERICANN, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2018	September 30, 2017

Assets
Current Assets:
Cash and cash equivalents	$1,006,310	$1,627
Restricted cash	303,512	-
Current portion of prepaid land lease	57,959	57,959
Prepaid expenses and other current assets	7,500	5,000
Total current assets	1,375,281	64,586

Land held for sale	-	1,611,312
Construction in progress	892,215	680,028
Furniture and equipment (net of depreciation of $4,546 and $3,704)	6,074	4,153
Website development costs (net of amortization of $39,195 and $28,820)	2,305	12,680
Notes and other receivables (net of allowance of $977,770)	783,905	780,315
Note receivable - related party	172,575	125,327
Prepaid land lease and related deposits, net of current portion	2,738,578	2,782,047
Security deposit and other assets	3,110	3,110
Total assets	$5,974,043	$6,063,558

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$61,641	$624,623
Interest payable (including $13,934 and $84,998 to related parties)	13,934	86,253
Other payables	10,702	19,699
Notes payable (net of discount of $510,671 and $0)	524,330	1,070,000
Total current liabilities	610,607	1,800,575

Notes payable - related party (inclusive of premium of $31,014 and $47,037)	1,962,660	1,978,683

Total liabilities	2,573,267	3,779,258

Commitments and contingencies - see Note 10

Stockholders' Equity:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 20,430,215 and 19,366,000 shares issued and outstanding as of June 30, 2018 and September 30, 2017, respectively	2,044	1,937
Additional paid in capital	15,658,209	10,959,188
Accumulated deficit	(12,259,477)	(8,676,825)
Total stockholders' equity	3,400,776	2,284,300

Total liabilities and stockholders' equity	$5,974,043	$6,063,558

See accompanying notes to unaudited consolidated financial statements.

F-1

AMERICANN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Revenues:
Consulting fees	$-	$10,000	$-	$40,000
Total revenues	-	10,000	-	40,000

Operating expenses:
Advertising and marketing	9,300	1,945	13,049	9,165
Professional fees	67,819	50,405	337,934	251,488
General and administrative expenses	357,224	344,710	1,149,678	997,960
Total operating expenses	434,343	397,060	1,500,661	1,258,613

Loss from operations	(434,343)	(387,060)	(1,500,661)	(1,218,613)

Other income (expense):
Interest income	15,453	327	40,839	11,086
Interest expense	(830,204)	(44,413)	(2,009,192)	(183,750)
Other income (expense)	-	-	(2,861)	-
Interest expense - related party	(36,926)	(36,925)	(110,777)	(106,527)
Total other income (expense)	(851,677)	(81,011)	(2,081,991)	(279,191)

Net loss	$(1,286,020)	$(468,071)	$(3,582,652)	$(1,497,804)

Basic and diluted loss per common share	$(0.07)	$(0.02)	$(0.18)	$(0.08)

Weighted average common shares outstanding	19,447,377	19,239,465	19,396,514	18,886,513

See accompanying notes to unaudited consolidated financial statements.

F-2

 AMERICANN, INC.

consolidated STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,582,652)	$(1,497,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,218	11,217
Stock based compensation and option expense	432,787	37,450
Loss on disposal of land	2,861	-
Amortization of equity instruments issued to lessor	28,979	-
Amortization of debt discount/(premium)	1,840,745	14,977
Changes in operating assets and liabilities:
Interest receivable	(40,838)	2,521
Prepaid expenses	11,990	23,470
Accounts payable and accrued expenses	(536,217)	(160,659)
Related party payables	(10,000)	-
Interest payable	27,849	(8,924)
Interest payable - related party	(71,064)	(109,825)
Other payables	(8,997)	(277)
Net cash flows used in operations	(1,893,339)	(1,687,854)

Cash flows from investing activities:
Additions to construction in progress	(214,951)	(472,023)
Payments received on notes receivable	-	277,378
Advances made on notes receivable - related party	-	(67,634)
Advances made on notes receivable	-	(30,000)
Net cash flows used in investing activities	(214,951)	(292,279)

Cash flows from financing activities:
Common stock issued for cash, net	922,412	2,176,274
Proceeds from note payable	2,536,000	24,657
Proceeds from the exercise of warrants	225,000	-
Proceeds from the exercise of stock options	18,750	37,500
Payments on note payable - related party	-	(20,000)
Payments on notes payable	(285,677)	(227,904)
Net cash flows provided by financing activities	3,416,485	1,990,527

Net increase in cash, cash equivalents, and restricted cash	1,308,195	10,394

Cash, cash equivalents, and restricted cash at beginning of period	1,627	24

Cash, cash equivalents, and restricted cash at end of period	$1,309,822	$10,418

Supplementary Disclosure of Cash Flow Information:

Cash paid for interest	$322,438	$394,049
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activities:

Shares and warrants issued to lessor as consideration for land lease	-	1,972,966
Proceeds from sale of land used to satisfy debt obligations	1,608,451	-
Construction in progress expenditures incurred but not yet paid	-	166,660
Debt discount related to warrants issued with debt and Beneficial Conversion Feature	2,297,438	-
Notes payable and interest converted into shares of stock	802,741	-

See accompanying notes to unaudited consolidated financial statements.

F-3

AMERICANN, INC.

Notes To Unaudited consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

AmeriCann, Inc. ("the Company", “we”, “our” or "the Issuer") was organized under the laws of the State of Delaware on June 25, 2010.

On January 17, 2014, a privately held limited liability company acquired approximately 93% of the Company's outstanding shares of common stock from several of the Company's shareholders, which resulted in a change in control of the Company.

The Company offers a comprehensive, turnkey package of services that includes consulting, design, construction and financing to approved and licensed marijuana operators throughout the United States. The Company's business plan is based on the anticipated growth of the regulated marijuana market in the United States.

The Company's activities are subject to significant risks and uncertainties including failure to secure funding to properly expand its operations.

Basis of Presentation

The (a) balance sheet as of September 30, 2017, which has been derived from audited financial statements, and (b) the unaudited financial statements as of and for the three and nine months ended June 30, 2018 and 2017, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Form 10-K filed with the SEC on December 4, 2017. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for future quarters or for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2017 as reported in the Form 10-K have been omitted.

Certain prior period amounts have been reclassified to conform with current period presentation. These reclassifications have no impact on net loss.

Restricted Cash

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that total to the same amounts in the consolidated statements of cash flows:

	June 30, 2018	June 30, 2017

Cash and cash equivalents	$1,006,310	$10,418
Restricted cash	303,512	-
Total cash, cash equivalents, and restricted cash shown in the statements of cash flows	$1,309,822	$10,418

Amounts included in restricted cash represent those required to be set aside by a contractual agreement with a lender for the payment of specific construction related expenditures as part of the Company’s property development in Massachusetts. See Notes 5 and 10.

Recent Accounting Pronouncements

In January 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-01, LEASES (TOPIC 842): LAND EASEMENT PRACTICAL EXPEDIENT FOR TRANSITION TO TOPIC 842; On February 25, 2016, the FASB issued Accounting Standards Update No. 2016- 02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The FASB has been assisting stakeholders with implementation questions and issues as organizations prepare to adopt Topic 842. In connection with the FASB’s transition support efforts, a number of stakeholders inquired about the application of the new lease requirements in Topic 842 to land easements. Land easements (also commonly referred to as rights of way) represent the right to use, access, or cross another entity’s land for a specified purpose The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted, and Example 10 of Subtopic 350- 30. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance. The Company does not expect this amendment to have a material impact on its financial statements.

F-4

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments.  As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company plans to early adopt the ASU, and is currently evaluating implementation date and the impact of this amendment on its financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period. The Company does not expect this amendment to have a material impact on its financial statements.

In February 2017, the FASB issued ASU No. 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, to clarify the scope of Subtopic 610-20, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets, and to add guidance for partial sales of nonfinancial assets. Subtopic 610-20, which was issued in May 2014 as a part of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. The amendments are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, which is the same time as the amendments in ASU No. 2014-09, and early adoption is permitted. The Company is currently evaluating the impact of this amendment on its financial statements.

In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250). The ASU adds SEC disclosure requirements for both the quantitative and qualitative impacts that certain recently issued accounting standards will have on the financial statements of a registrant when such standards are adopted in a future period. Specially, these disclosure requirements apply to the adoption of ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   The Company does not believe that the adoption of ASU No. 2014-09 will have a material impact on its revenue recognition as it pertains to current revenue streams.

Between May 2014 and December 2016, the FASB issued several ASU’s on Revenue from Contracts with Customers (Topic 606). These updates will supersede nearly all existing revenue recognition guidance under current U.S. generally accepted accounting principles (GAAP). The core principle is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. A five-step process has been defined to achieve this core principle, and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standards are effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standards in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting the standards recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the impact of its pending adoption of these standards on its financial statements and expects to adopt the modified retrospective approach. However, the adoption of these new standards will not have a material impact on its revenue recognition as it pertains to current revenue streams.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), to provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. The amendments should be applied using a retrospective transition method, and are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. This is the first period in which the Company has maintained restricted cash balances, and the Company has elected to early adopt this amendment as of October 1, 2017. As this amendment affects presentation and disclosures only, the adoption had no impact on the Company’s financial position or results of operations.

F-5

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASU 2016-02, a lessee will be required to recognize assets and liabilities for leases with terms of more than 12 months. Lessor accounting remains substantially similar to current GAAP. In addition, disclosures of leasing activities are to be expanded to include qualitative along with specific quantitative information. ASU 2016-02 will be effective in fiscal years beginning after December 15, 2018 (with early adoption permitted). ASU 2016-02 mandates a modified retrospective transition method. The Company is currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $12,259,477 and $8,676,825 at June 30, 2018 and September 30, 2017, respectively, and had a net loss of $1,286,020 and $3,582,652 for the three and nine months ended June 30, 2018, respectively. Further, the amount due from Wellness Group Pharms (“WGP”) of $1,761,675 (before an allowance of $977,770) may not be collectible. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. While the Company is attempting to increase operations and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds through the sale of its securities. The Company filed a Demand for Arbitration against WGP on April 7, 2017. There are no indicators to suggest that the amounts due from WGP will not be collectible. On January 18, 2018, the arbitration panel awarded the Company $1,045,000 plus interest at the rate of 18% per year from April 18, 2015 to March 15, 2018 for $550,000. In addition to the principal and interest awarded of $1,595,000, the Company was also awarded its attorneys’ fees and arbitration fees. The Company has not collected on the award as of the filing date of this report.

Management believes that the actions presently being taken to further implement the Company’s business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate additional revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3. NOTES AND OTHER RECEIVABLES

Notes and other receivables as of June 30, 2018 and September 30, 2017, consisted of the following:

	June 30, 2018	September 30, 2017

Notes and other receivables from WGP, a licensed medical marijuana cultivator; $673,294 note secured by real and personal property of the borrower, interest rate of 18.0%; accrued consulting and legal fees of $206,024, construction advances of $332,357 and accrued interest of $550,000. Net of reserves of $977,770. All amounts are due and payable immediately.	783,905	780,315

Related party note receivable from CCI, a non-profit corporation, financing of up to $2.5 million through April 2021, interest rate of 18.0%; monthly principal and interest payments commencing the sixth month after CCI begins to generate sales; construction and working capital advances of $129,635, and accrued interest of $42,940; unsecured.	172,575	125,327
	$956,480	$905,642

The Company recently won an arbitration hearing against WGP, but will not reclassify the amounts from long-term until such time that actual payment(s) are made or become known.

F-6

NOTE 4. LAND

On July 31, 2014, the Company purchased a five-acre parcel of land located at 4200 Monaco Street, Denver, Colorado for $2,250,809. The property is currently zoned for cannabis cultivation and processing by the City and County of Denver. On October 5, 2017, the Company entered into a purchase and sale agreement to sell the parcel of land for $1,760,000 to an unrelated third party. An impairment loss was recognized for the year ended September 30, 2017 to adjust the carrying value to $1,611,312, net of estimated selling costs. The property was reported in the Company’s consolidated balance sheet at September 30, 2017 as Land Held for Sale of $1,611,312.

The land sale was completed on December 4, 2017 and a loss of $2,861 was recognized during the quarter ended December 31, 2017 based on the difference between the net proceeds and the carrying amount of the land at the date of sale. The proceeds were used to repay a $990,000 loan and interest of $17,088 secured by the property and $601,363 was used to partially repay an $800,000 loan that was secured by a second lien on the property.

NOTE 5.  NOTES PAYABLE

Unrelated

The Company maintained a loan secured by a first lien on the five-acre parcel of land in Denver. During the nine months ended June 30, 2018, the land was sold and the related loan balance of $990,000 was repaid. See Note 4.

On August 25, 2017, we entered into a Promissory Note with an unrelated party that provides financing of up to $150,000, of which the Company received $80,000 in cash and expenses paid directly on the Company’s behalf of $9,677. The note bore interest at 12% per year and was due on May 31, 2018. A total payment of $89,677 was made during the nine months ended June 30, 2018. Interest expense was $0 and $0 for the three months ended June 30, 2018 and 2017, respectively.  As of June 30, 2018, the Company had a balance borrowed of $0 and accrued interest on the loan payable was $0. Interest expense was $3,142 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

Convertible loans

On October 5, 2017, the Company borrowed $128,000 from an unrelated party. The loan bore interest at a rate of 12% per year and was due and payable on October 5, 2018. At any time on or before April 5, 2018 the Company could prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. The Company incurred debt issuance costs of $3,000 which was recorded as a debt discount. As the instrument was fully repaid on April 5, 2018, no beneficial conversion feature has been recognized at June 30, 2018. Amortization expense related to the debt discount was $1,500 and $0 for the three months ended June 30, 2018 and 2017, respectively and $3,000 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

On November 13, 2017, the Company borrowed $68,000 from an unrelated party. The loan bore interest at a rate of 12% per year and is due on November 13, 2018. At any time on or before May 13, 2018 the Company could prepay the loan by paying the Lender the outstanding loan principal and accrued interest plus premiums ranging from 15% to 35%. The Company incurred debt issuance costs of $3,000 which was recorded as a debt discount. As the loan was fully repaid on May 11, 2018, no beneficial conversion feature has been recognized at June 30, 2018. Amortization expense related to the debt discount was $1,750 and $0 for the three months ended June 30, 2018 and 2017, respectively and $3,000 and $0 for the nine months ended June 30, 2018 and 2017 respectively.

Construction loan

On October 30, 2017 the Company borrowed $800,000 from three unrelated parties (the “Lenders”). The primary use of the loans proceeds were to prepare the Company’s Massachusetts Medical Cannabis Center (the “MMCC”) for the first phase of development, which will include a pad-ready site for Building 3 and the improvements to the entrance and roadways for the entire project. The remaining loan proceeds were used to pay lease payments, thru Nov 17, 2017, to Medical Massachusetts Properties, LLC, owner of the land on which the MMCC will be built, and for working capital.

The loan bore interest at 8% per year and was due and payable on April 30, 2018. At the option of the Lenders, upon the sale of the Denver property or the Company’s notice to prepay the note, all or any portion of the outstanding loan balance was convertible into shares of the Company’s common stock. The number of shares of the Company’s common stock which would be issued upon any conversion will be determined by dividing the amount to be converted by $1.50.

As further consideration for the loan, the Company issued warrants to the Lenders which allow the Lenders to purchase up to 660,000 shares of the Company’s common stock. The warrants are exercisable at a price of $1.50 per share any time on or before October 30, 2022. The Company allocated the proceeds between the note and the warrants based on their relative fair values. The relative fair value of the 660,000 warrants was $442,388 which was recognized as additional paid in capital and a corresponding debt discount. After such allocation, the effective conversion price on the issuance date was less than the fair value of the stock into which the note is convertible, giving rise to a beneficial conversion feature of $357,612 which is recognized as additional paid in capital and a corresponding debt discount.

F-7

As described in Note 4, on December 4, 2017, the Company sold its property in Denver, Colorado and used $601,363 of the sale proceeds to partially repay this loan. In May 2018 the remaining principal balance of approximately $199,000, plus accrued interest of approximately $13,508, was converted into 141,672 shares of the Company’s common stock. Amortization expense related to the debt discounts were $20,725 and $0 for the three months ended June 30, 2018 and 2017, respectively and $800,000 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

December 2017 Convertible Note Offering

On December 29, 2017 the Company sold convertible notes in the principal amount of $800,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company's common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants which entitle the note holders to purchase up to 533,333 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

GVC Capital LLC acted as the placement agent for the offering and received a cash commission of $64,000, plus warrants to purchase 106,667 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 29, 2022.

The Company allocated the proceeds between the note and the warrants based on their relative fair values. The relative fair value of the 640,000 warrants was $607,024 which was recognized as additional paid in capital and a corresponding debt discount. After such allocation, the effective conversion price on the issuance date was less than the fair value of the stock into which the note is convertible, giving rise to a beneficial conversion feature of $128,976 which is recognized as additional paid in capital and a corresponding debt discount.

The $64,000 paid to the placement agent, was allocated on a pro-rata basis to the warrants and the debt, which was recorded as an offset to additional paid in capital and an increase in debt discount of $48,562 and $15,438, respectively.

During May 2018, a loan principal of $575,000 was converted into 383,333 shares of common stock. In addition, interest payable in the amount of $15,233 was converted into 10,156 shares.

All debt discounts are being recognized on a straight-line basis over the terms of the notes. Amortization expense related to the debt discounts were $457,909 and $0 for the three months ended June 30, 2018 and 2017, respectively, and $645,768 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

February 2018 Convertible Note Offerings

On February 12, 2018 the Company sold convertible notes in the principal amount of $810,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company's common stock at an initial conversion price of $1.50 per share.

The note holders also received warrants which entitle the note holders to purchase up to 540,000 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.

The Company allocated the proceeds between the note and the warrants based on their relative fair values. The relative fair value of the 540,000 warrants was $523,013 which was recognized as additional paid in capital and a corresponding debt discount. After such allocation, the effective conversion price on the issuance date was less than the fair value of the stock into which the note is convertible, giving rise to a beneficial conversion feature of $286,987 which is recognized as additional paid in capital and a corresponding debt discount.

All debt discounts are being recognized on a straight-line basis over the terms of the notes. Amortization expense related to the debt discounts were $243,000 and $0 for the three months ended June 30, 2018 and 2017, respectively, and $405,000 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

F-8

Related Party

On February 1, 2016, we entered into an agreement with an unrelated party which provided us with borrowing capacity of $200,000. On May 1, 2016, the agreement was amended to increase the borrowing capacity to $1,000,000. On July 14, 2016, Strategic Capital Partners (“SCP”) assumed the $521,297 loan borrowed against this credit line, increasing the total balance owed to SCP to $2,431,646. SCP is controlled by Benjamin J. Barton, one of our officers and directors and a principal shareholder. The amounts borrowed from SCP were used to fund our operations.

On July 14, 2016, we entered into a debt modification agreement whereby a portion of the debt was converted into common stock and the remaining debt was renegotiated into two promissory notes.

Of the amounts owed to SCP, $500,000 was converted into 400,000 shares of our common stock ($1.25 conversion rate).

The remaining $1,931,646 owed to SCP was divided into two promissory notes.

The first note, in the principal amount of $1,000,000, bears interest at 9.5% per year and matures on December 31, 2019. Interest is payable quarterly. The note can be converted at any time, at the option of the lender, into shares of our common stock, initially at a conversion price of $1.25 per share. The conversion price will be proportionately adjusted in the event of any stock split or capital reorganization. The note is not secured.

If the average closing price of our common stock is at least $2.50 for twenty consecutive trading days, and the average trading volume of our common stock during the twenty trading days is at least 100,000 shares, we may, within 10 days of the end of such twenty-day period, notify SCP that its right to convert the note into shares of our common stock will end 45 days after the date of the notice to SCP.

The second note, in the principal amount of $931,646, bears interest at 8% per year and matures on December 31, 2019. Interest is payable quarterly. The note is not convertible into shares of our common stock but is secured by a first lien on all amounts due to us by WGP. Any amounts received from WGP will be applied to the principal amount of the note. Otherwise, all unpaid principal and interest will be due on December 31, 2019.

Accrued interest on these notes payable was $13,934 and $84,998 at June 30, 2018 and September 30, 2017, respectively.

In connection with the debt modification agreement, we issued SCP warrants to purchase 800,000 shares of our common stock, exercisable at a price of $1.50 per share, and warrants to purchase an additional 800,000 shares of common stock, exercisable at a price of $3.00 per share. Both sets of warrants expire on June 30, 2020. We allocated the relative fair values to the warrants, stock options, and convertible debt, as determined by the Black Scholes option pricing model. Based on the Black Scholes option pricing model, a net debt premium of $72,651 was allocated to the warrants which are reflected in additional paid-in-capital. The debt premium is being amortized on a straight-line basis over the term of the notes. At June 30, 2018, the outstanding principal on these notes was $1,931,646, and the unamortized debt premium was $31,014. Amortization of debt premium was $5,341 and $5,341 for the three months ended June 30, 2018 and 2017 and $16,023 and $20,273 for the nine months ended June 30, 2018 and 2017, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

Strategic Capital Partners. At June 30, 2018 and September 30, 2017, we had outstanding notes payable to SCP of $1,962,660 and $1,978,683, respectively.

Interest expense was $36,926 and $36,925 for the three months ended June 30, 2018 and 2017, respectively; and $110,777 and $106,527 for the nine months ended June 30, 2018 and 2017, respectively. Interest payable – related party of $13,934 and $84,998 was included in the accompanying consolidated balance sheets at June 30, 2018 and September 30, 2017, respectively.  We made interest payments of $70,335 during the three months ended June 30, 2018, and $197,864 during the nine months ended June 30, 2018.

Coastal Compassion. On April 7, 2016, we signed agreements with Coastal Compassion Inc. (“CCI”). CCI is one of a limited number of non-profit organizations that has received a provisional or final registration to cultivate, process and sell medical cannabis by the Massachusetts Department of Public Health. CCI has agreed to become the initial tenant in our planned MMCC. Tim Keogh, our Chief Executive Officer, is a Board Member of CCI.

Pursuant to the agreements, we agreed to provide CCI with financing of up to $2.5 million for a five-year term at 18% interest per year for construction and working capital required for CCI’s approved dispensary and cultivation center in Fairhaven, MA. For a three- year period beginning April 1, 2016, we agreed to consult with CCI in the design, construction and operation of the Fairhaven facility. CCI will pay us $10,000 each month for these consulting services. Although the DPH has approved our agreement with CCI relating to the development and lease terms of the MMCC, the actual lease agreement with CCI has not been finalized or approved by the DPH. We will need to secure significant capital to provide the financing to CCI.

F-9

As of June 30, 2018, we have provided financing to CCI of $172,575, which includes construction and working capital advances of $129,635, and accrued interest of $42,940.

NOTE 7. LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net loss attributable to common stockholders	$(1,286,020)	$(468,071)	$(3,582,652)	$(1,497,804)

Basic weighted average outstanding shares of common stock	19,447,377	19,239,465	19,396,514	18,886,513
Dilutive effects of common share equivalents	-	-	-	-
Dilutive weighted average outstanding shares of common stock	19,447,377	19,239,465	19,396,514	18,886,513

Basic and diluted net loss per share of common stock	$(0.07)	$(0.02)	$(0.18)	$(0.08)

As of June 30, 2018, we excluded 180,000 of stock options and 9,415,000 of warrants from the computation of diluted net loss per share since the effects are anti-dilutive. As of June 30, 2017, we excluded 1,155,000 of stock options and 10,166,000 of warrants from the computation of diluted net loss per share since the effects are anti-dilutive.

NOTE 8. INCOME TAXES

We did not record any income tax expense or benefit for the three or nine months ended June 30, 2018. We increased our valuation allowance and reduced our net deferred tax assets to zero. Our assessment of the realization of our deferred tax assets has not changed, and as a result we continue to maintain a full valuation allowance for our net deferred assets as of June 30, 2018.

As of June 30, 2018, we did not have any unrecognized tax benefits. There were no significant changes to the calculation since September 30, 2017.

NOTE 9. STOCK BASED COMPENSATION

Restricted Stock Awards. We use restricted stock awards to compensate certain key executives and other individuals.  At June 30, 2018, we had no outstanding unvested restricted stock awards. Stock-based compensation expense associated with restricted stock awards was $0 and $0 for the three months ended June 30, 2018 and 2017, respectively, and $0 and $37,450 for the nine months ended June 30, 2018 and 2017, respectively. As of June 30, 2018, there is no remaining unrecognized stock-based compensation associated with restricted stock awards.

Stock Options. There was no stock option activity for the quarter ended June 30, 2018. Stock option details are as follows:

			Weighted
		Weighted	Average
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(Years)	Value

Outstanding and exerciseable at September 30, 2017	1,305,000	$8.29	0.6	$431,200
Granted	-	$-	-	-
Cancelled	(1,100,000)	9.45	-	-
Exercised	(25,000)	0.75	-	-
Outstanding as of June 30, 2018	180,000	$2.21	2.6	$-
Vested and expected to vest at June 30, 2018	180,000	$2.21	2.6	$-
Exercisable at June 30, 2018	180,000	$2.21	2.6	$223,500

F-10

NOTE 10.  COMMITMENTS AND CONTINGENCIES

Coastal Compassion. See Note 6

Operating Leases

Land

On October 17, 2016, the Company closed the previously announced acquisition of a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The deposits of $925,000 previously paid by the Company to the seller, Boston Beer Company (“BBC”), were credited against the total purchase price of $4,475,000. The remaining balance of $3,550,000 was paid to BBC by Massachusetts Medical Properties, LLC (“MMP”). The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center (the “MMCC”). Plans for the MMCC include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

As part of a simultaneous transaction, the Company assigned the property rights to MMP for a nominal fee and entered a lease agreement pursuant to which MMP agreed to lease the property to the Company for an initial term of fifty (50) years. The Company has the option to extend the term of the lease for four (4) additional ten (10) year periods. The lease is a triple net lease, with the Company paying all real estate taxes, repairs, maintenance and insurance.

The lease payments will be the greater of (a) $30,000 per month; (b) $0.38 per square foot per month of any structure built on the property; or (c) 1.5% of all gross monthly sales of products sold by the Company, any assignee of the Company, or any subtenant of the Company. The lease payments will be adjusted up (but not down) every five (5) years by any increase in the Consumer Price Index.

Under the terms of the lease, the Company had six months to obtain $2.6 million in capital funding for the construction of the first phase building. In the event that the Company is unable to raise these funds within the six month period, the Company had an additional six months to do so; provided, that the Company has paid accrued lease payments and closing costs. On October 17, 2017, the lease agreement was amended to provide that the Company will have until 16 months from October 17, 2016 to raise $2.6 million in capital funding. In addition to extending the funding deadline, this amendment granted MMP a warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrant can be exercised at any time on or before October 17, 2022. The Company recognized an expense of $0 and $171,307 during the three and nine months ended June 30, 2018, respectively, representing the entire grant date fair value of the warrant.

On February 16, 2018, the lease agreement was amended to provide that the Company will have until 18 months from October 17, 2016 to raise $2.6 million in capital funding. In addition to extending the funding deadline, this amendment granted MMP a warrant to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrant can be exercised at any time on or before October 17, 2022. The Company recognized an expense of $135,354 during the nine months ended June 30, 2018, representing the entire grant date fair value of the warrant.

On April 17, 2018, the lease agreement was amended to provide that the Company will have until 20 months from October 17, 2016 to raise $2.6 million in capital funding.  In addition to extending the funding deadline, this amendment granted MMP a warrant to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share.  The warrant can be exercised at any time on or before October 17, 2022.  The Company recognized an expense of $126,126 during the nine months ended June 30, 2018, representing the entire grant fair value of the warrant.

As of June 30, 2018, the Company has satisfied the funding obligations as per the agreement and amendments.

The Company received a credit for the $925,000 paid towards the purchase price of the land in the form of discounted lease payments. For the initial fifty (50) year term of the lease, the lease payments will be reduced by $1,542 each month

In connection with the sale of the property to MMP and the lease, the Company and MMP entered into a Share Purchase Agreement pursuant to which the Company issued to MMP 100,000 shares of its common stock at par value of $0.0001 (“Common Stock”), and a warrant to purchase up to 3,640,000 shares of Common Stock at an exercise price of $1.00 per share. The warrant can be exercised at any time on or after October 17, 2018 and on or before October 17, 2020. The warrant does not contain a cashless exercise provision. The fair value of the warrant was established using the Black Scholes option pricing model using the following assumptions:

●	Risk-free interest rate – 1.12 percent
●	Expected term – 4.0 years
●	Volatility – 100 percent

The Company allocated $1,899,966 to the warrant which is reflected in additional paid-in-capital and was allocated to prepaid land lease. The fair value of the common stock on the date of the agreement was $73,000, which is also reflected in additional paid-in-capital and was allocated to prepaid land lease. The prepaid land lease is being amortized on a straight-line basis over the term of the lease.

F-11

The lease expense was $99,865 and $99,865 for the three months ended June 30, 2018 and 2017, respectively, and $299,595 and $406,901 for the nine months ended June 30, 2018 and 2017, respectively. At June 30, 2018, the future rental payments required under this lease are $85,374 for the remainder of fiscal 2018, $341,496 for fiscal years 2019 through 2022, and $15,026,024 thereafter.

Office space

The Company leases its office space located at 1550 Wewatta, Denver, Colorado 80202 for $1,845 per month under a month-to-month lease.

Except as described above, the Company has no other non-cancelable lease commitments.

NOTE 11.  SHAREHOLDERS’ EQUITY

Equity Line Agreement. On December 12, 2017, the Company entered into an amended and restated equity line agreement with Mountain States Capital, LLC (MSC). Under the equity line agreement, MSC agreed to provide the Company with up to $10,000,000 of funding through the purchase of shares of the Company's common stock.

During the term of the Agreement, the Company, at its sole discretion, may deliver a Put Notice to MSC, which will specify the dollar amount which the Company wants to draw down under the Equity Line. The amount the Company can draw down at any one time is the lesser of twice the average of the 10-day average daily trading volume (computed by multiplying the volume weighted average price for each day by the number of shares traded for that day), or $500,000.

A closing will occur on the date which is no earlier than five trading days following and no later than seven trading days following the applicable Put Notice. On each Closing Date, the Company will sell, and MSC will purchase, the shares of the Company's common stock specified in the Put Notice.

The amount to be paid by MSC on a particular Closing Date will be determined by dividing the dollar amount specified in the Put Notice by the Purchase Price. The Purchase Price is 90% of the lowest daily volume weighted average price of the Company's common stock during the Pricing Period. The Pricing Period, with respect to a particular Put Notice, is five consecutive trading days including, and immediately following, the delivery of a Put Notice. However, no Put Notice may be delivered on a day that is not a Trading Day.

The Company may specify a Minimum Price when submitting a Put Notice, provided however that the Minimum Price must be more than 75% of the Closing Price of the Company's Common Stock on the date immediately preceding the date of the delivery of the Put Notice. If the Purchase Price is less than the Minimum Price, the Company may, at its option, sell shares to MSC on the Closing Date using the Purchase Price. Notwithstanding the above, the Company will not sell any shares at a price below $1.00 per share.

The Company is under no obligation to submit any Put Notices.

The equity line agreement has a term of 18 months, which began on February 14, 2018.

During the three months ended June 30, 2018, the Company submitted Put Notices for a total of 304,054 shares for a total cash consideration of $922,412.

During the three months ended June 30,2018, the Company converted debt and interest of $802,741 into 535,161 shares of common stock as described in Note 5.

During nine months ended June 30, 2018, the Company issued 25,000 shares of common stock and received $18,750 as a result of the exercise of stock options.

F-12

Warrants. Warrant activity as of and for the nine months ended June 30, 2018 is as follows:

			Weighted
		Weighted	Average
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(Years)	Value

Outstanding and exerciseable at September 30, 2017	10,166,000	$3.68	2.4	$-
Granted	2,040,000	$1.50	4.8
Cancelled	(1,800,000)	9.33
Expired	(791,000)	8.00
Exercised	(200,000)	1.13
Outstanding as of June 30, 2018	9,415,000	$1.81	2.7	$15,618,500
Vested and expected to vest at June 30, 2018	9,415,000	$1.81	2.7	$15,618,500
Exercisable at June 30, 2018	5,675,000	$2.35	2.9	$6,505,500

As disclosed in Notes 5 and 10, the Company issued warrants to purchase up to 2,040,000 shares of Common Stock at an exercise price of $1.50 per share. The fair value of the warrants was determined using the Black-Scholes option pricing model using the following assumptions:

●	Expected term – 3 to 5 years
●	Volatility – 163% to 176%
●	Risk-free rate – 1.73% to 2.00%
●	Stock price - $1.74 to $4.09
●	Expected dividends – $0

For those warrants that were issued with debt, the proceeds were allocated to the respective instruments on a pro rata basis based on the fair value of each instrument. See Note 5.

During the three and nine months ended June 30, 2018, the Company issued 200,000 shares from the exercise of warrants for total consideration of $225,000.

NOTE 12. SUBSEQUENT EVENTS

Between October 27, 2016 and November 7, 2016 the Company sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of the Company’s common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $3.00 per share at any time on or before November 4, 2020.

To encourage holders to exercise their Series I Warrants, the Company agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021.

A total of 1,273,000 Series I Warrants were exercised (resulting in proceeds of $3,819,000) and the Company issued 1,273,000 shares of its common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants.

The Company paid the solicitation agent for the offering $0.18 for each Series I Warrant exercised and issued Series X warrants to the solicitation agent for each 20 Series I Warrants which were exercised (63,650 warrants in total).  The Series X warrants are exercisable at a price of $1.00 per share at any time on or before July 10, 2023.

As of August 13, 2018, approximately $375,000 of convertible debt originally issued in February 2018 (as described in Note 5) and corresponding interest of approximately $14,000, was converted into 259,802 shares of common stock.

Subsequent to June 30, 2018 the Company sold 143,747 shares of its common stock under its equity line agreement with Mountain States and received $300,000 from the sale of these shares.

F-13

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by AmeriCann, Inc. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

PART II

Information Not Required in Prospectus

Item 13.     Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$1,222
Blue Sky Fees and Expenses	1,000
Legal Fes and Expenses	35,000
Accounting Fees and Expenses	5,000
Miscellaneous Expenses	7,778
TOTAL	$50,000

All expenses other than the SEC filing fee are estimated.

Item 14.     Indemnification of Officers and Directors

The Delaware General Corporation Code provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15.      Recent Sales of Unregistered Securities.

Note
Reference

During March and April 2014 the Company sold 1,000,000 shares of its common stock to twenty-nine private investors at a price of $0.75 per share.	A.C.

During July 2014, the Company sold 791,000 Units to fifteen investors at a price of $3.00 per Unit. Each Unit consisted of one share of common stock and one warrant. Each warrant allows the holder to purchase one share of the Company’s common stock at a price of $8.00 per share anytime on or before April 30, 2018.	B.

On February 19, 2015, the Company issued 50,000 shares of its common stock, valued at $34,250, to Stratcon Partners for providing investor relations services to the Company.	A. C.

Note
Reference
In October 2016, the Company issued 100,000 shares of its common stock and a warrant to purchase up to 3,640,000 shares of common stock to Massachusetts Medical Properties, LLC. The warrant can be exercised at a price of $1.00 per share any time on or after October 17, 2018 and on or before October 17, 2020.	B.C.

In November 2016, the Company sold 2,000,000 Units, at a price of $1.00 per Unit, to a group of accredited investors. Each Unit consists of one share of our common stock and one Series I Warrant. Each Series I Warrant allows the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020. We paid commissions to GVC Capital, LLC and West Park Capital, Inc. in connection with the sale of these Units.	B.

During the three months ended June 30, 2017, we sold 185,000 Units at a price of $2.00 per Unit to a group of accredited investors. Each Unit consisted of one share of our common stock and one Series V Warrant. Each Series V Warrant allows the Holder to purchase one share of our common stock at a price of $5.00 per share at any time on or before May 18, 2021.	A.

On October 5, 2017 we borrowed $128,000 from an unrelated third party. At any time after April 5, 2018 the Lender may convert the unpaid principal amount of the loan into shares of our common stock. On November 13, 2017 we borrowed $68,000 from the same unrelated third party. At any time after May 13, 2018 the lender may convert the unpaid principal amount of the loan into shares of our common stock.	A.

On December 29, 2017 we sold convertible notes in the principal amount of $800,000 to a group of accredited investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of the Company’s common stock at an initial conversion price of $1.50 per share. The note holders also received Series VI warrants which entitle the note holders to purchase up to 533,333 shares of the Company’s common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022. GVC Capital LLC acted as the placement agent for the offering of the notes in Note K and warrants in Note L and received Series VII warrants to purchase 106,667 shares of the Company’s common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 29, 2022.

B.

On February 12, 2018 we sold convertible notes in the principal amount of $810,000 to a group of private investors. The notes bear interest at 8% per year, are unsecured, and are due and payable on December 31, 2018. At the option of the note holders, the notes may be converted at any time into shares of our common stock at an initial conversion price of $1.50 per share. The note holders also received warrants (Series VIII) which entitle the note holders to purchase up to 540,000 shares of our common stock. The warrants are exercisable at a price of $1.50 per share and expire on October 17, 2022.	B. C.

Between October 27, 2016 and November 7, 2016, we sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of our common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of our common stock at a price of $3.00 per share at any time on or before November 4, 2020. To encourage holders to exercise their Series I Warrants, we agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021. A total of 1,273,000 Series I Warrants were exercised (resulting in proceeds of $3,819,000) and we issued 1,273,000 shares of our common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants. We paid GVC Capital LLC, the Solicitation Agent for the offering, $0.18 for each Series I Warrant exercised and issued Series X warrants to GVC for each 20 Series I Warrants which were exercised (63,650 warrants in total). The Series X warrants are exercisable at a price of $1.00 per share at any time on or before July 10, 2023.	B. C.

A.     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

B.     The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

C.      No commission or other form of remuneration was given to any person in connection with the issuance of these securities.

Item 16.     Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

3.1.1	Certificate of Incorporation (1)
3.1.2	Certificate of Ownership and Merger (name change to AmeriCann) (2)
3.2	Bylaws (2)
4.1	Form of Series I Warrant (2)
4.2	Form of Series II Warrant (2)
4.3	Form of Series III Warrant (2)
4.4	Form of Series IV Warrant. See Exhibit 10.4
4.5	Form of Series V Warrant (2)
4.6	Form of Series VI Warrant (2)
4.7	Form of Series VII Warrant (2)
4.8	Form of Series VIII Warrant (3)
4.9	Form of Series IX Warrant
4.10	Form of Series X Warrant
5	Opinion of Counsel
10.1	Agreements with Wellness Group Pharms (2)
10.2	Loan Modification Agreement with Strategic Capital Partners, LLC, together with Warrants and Promissory Notes (2)
10.3	Agreements with Coastal Compassion, Inc. (2)
10.4	Share Purchase Agreement with Massachusetts Medical Properties, LLC, together with Warrant (Series IV) and Ground Lease (2)
10.5	Investment Agreement with Mountain States Capital, LLC (2)
10.6	First Amendment to Ground Lease (2)
10.7	Loan Agreement, including form of warrant (Series CL) ($800,000) (2)
10.8	Loan Agreement ($128,000) (2)
10.9	Loan Agreement ($68,000) (2)
10.10	Form of Convertible Note (December 2017 financing) (2)

10.11	Form of Convertible Note (February 2018 financing) (3)
10.12	Second Amendment to Ground Lease (3)
10.13	Third Amendment to Ground Lease (3)
23.1	Consent of Attorneys
23.2	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm

(1)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Registration Statement on Form 10.

(2)	Incorporated by reference to same exhibit filed with Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File #333-222207).

(3)	Incorporated by reference to same exhibit filed with the Company’s Registration Statement on Form S-1 (File #333-224256).

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)     To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, Colorado on the 17th day of September, 2018.

AMERICANN, INC.

By:	/s/ Timothy Keogh, Chief Executive Officer
Timothy Keogh, Chief Executive Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Timothy Keogh
Timothy Keogh	Chief Executive Officer and a Director	September 17, 2018

/s/ Benjamin J. Barton
Benjamin J. Barton	Chief Financial and Accounting Officer and a Director	September 17, 2018

AmeriCann Form S-1 8-16-18